                          AGREEMENT AND PLAN OF MERGER

                           dated as of April 25, 2000
                                  by and among

                               HOTJOBS.COM, LTD.,

                           RESUMIX ACQUISITION CORP.,

                                 RESUMIX, INC.,

                              CERIDIAN CORPORATION,

                       GENERAL ATLANTIC PARTNERS 48, L.P.,

                        GAP COINVESTMENT PARTNERS, L.P.,

                       GENERAL ATLANTIC PARTNERS 60, L.P.,

                       GAP COINVESTMENT PARTNERS II, L.P.,

                         DOUBLE DIAMOND ASSOCIATES, LLC

                                       and

                              STEPHEN J. CIESINSKI

                                TABLE OF CONTENTS


                           This Table of Contents is not part of the Agreement
to which it is attached but is inserted for convenience only.


                                                                                                       Page
                                                                                                        No.

                                    ARTICLE I

                                   THE MERGER

1.01  The Merger.........................................................................................2
1.02  Closing............................................................................................2
1.03  Effective Time.....................................................................................3
1.04  Certificate of Incorporation and Bylaws of the Surviving Corporation...............................3
1.05  Directors and Officers of the Surviving Corporation................................................3
1.06  Effects of the Merger..............................................................................3
1.07  Further Assurances.................................................................................3

                                   ARTICLE II

                              CONVERSION OF SHARES

2.01  Conversion of Capital Stock........................................................................3
2.02  Employee Stock Options.............................................................................5
2.03  Exchange of Certificates...........................................................................6
2.04  Withholding Rights.................................................................................7

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.01  Authority..........................................................................................7
3.02  Execution and Delivery.............................................................................8
3.03  Organization of the Company........................................................................8
3.04  Capital Stock......................................................................................8
3.05  Subsidiaries.......................................................................................8
3.06  No Conflicts.......................................................................................9
3.07  Governmental Approvals and Filings................................................................10
3.08  Books and Records.................................................................................10
3.09  Financial Statements..............................................................................10
3.10  Absence of Changes................................................................................11
3.11  No Undisclosed Liabilities........................................................................13
3.12  Taxes.............................................................................................13
3.13  Legal Proceedings.................................................................................15
3.14  Compliance With Laws and Orders...................................................................16
3.15  Benefit Plans; ERISA..............................................................................16
3.16  Real Property.....................................................................................17



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3.17  Tangible Personal Property; Investment Assets.....................................................18
3.18  Intellectual Property Rights......................................................................18
3.19  Contracts.........................................................................................19
3.20  Licenses..........................................................................................21
3.21  Insurance.........................................................................................21
3.22  Affiliate Transactions............................................................................22
3.23  Employees; Labor Relations........................................................................22
3.24  Environmental Matters.............................................................................23
3.25  Substantial Customers and Suppliers...............................................................24
3.26  Bank and Brokerage Accounts; Investment Assets....................................................24
3.27  No Powers of Attorney.............................................................................25
3.28  Disclosure........................................................................................25

                                  ARTICLE III-A

            REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER PARTIES

3A.01. Authority........................................................................................25
3A.02. Execution and Delivery...........................................................................25
3A.03. Organization.....................................................................................25
3A.04. No Conflicts.....................................................................................26
3A.05. Governmental Approvals and Filings...............................................................26
3A.06  Nature of Purchase; Accredited Investor..........................................................26
3A.07  Brokers..........................................................................................27

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

4.01  Organization......................................................................................27
4.02  Authority.........................................................................................27
4.03  Capital Stock.....................................................................................27
4.04  No Conflicts......................................................................................28
4.05  Governmental Approvals and Filings................................................................28
4.06  Legal Proceedings.................................................................................29
4.07  SEC Reports and Financial Statements..............................................................29
4.08  Absence of Certain Changes or Events..............................................................29
4.09  Absence of Undisclosed Liabilities................................................................29
4.10  Brokers...........................................................................................30
4.11  Intellectual Property Rights......................................................................30
4.12  Merger Sub........................................................................................30

                                    ARTICLE V

              COVENANTS OF THE SHAREHOLDER PARTIES AND THE COMPANY

5.01  Regulatory and Other Approvals....................................................................30
5.02  HSR Filings.......................................................................................31
5.03  Investigation by Parent...........................................................................31
5.04  Standstill........................................................................................31



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5.05  Conduct of Business...............................................................................32
5.06  Financial Statements and Reports; Filings.........................................................32
5.07  Employee Matters..................................................................................33
5.08  Certain Restrictions..............................................................................34
5.09  Affiliate Transactions............................................................................35
5.10  Notice and Cure...................................................................................35
5.11  Company Employees.................................................................................36
5.12  Fulfillment of Conditions.........................................................................36

                                   ARTICLE VI

                       COVENANTS OF PARENT AND MERGER SUB

6.01  Regulatory and Other Approvals....................................................................36
6.02  HSR Filings.......................................................................................37
6.03  Notice and Cure...................................................................................37
6.04  Fulfillment of Conditions.........................................................................37
6.05  Indemnification of Directors and Officers.........................................................37
6.06  Tax Treatment.....................................................................................38

                                   ARTICLE VII

               CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB

7.01  Representations and Warranties....................................................................38
7.02  Performance.......................................................................................38
7.03  Certificates......................................................................................39
7.04  Orders and Laws...................................................................................39
7.05  Regulatory Consents and Approvals.................................................................39
7.06  Third Party Consents..............................................................................39
7.07  Escrow Agreement..................................................................................40
7.08  Officer Employment Agreement......................................................................40
7.09  Existing Shareholder Party Agreements.............................................................40

                                  ARTICLE VIII

              CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDER PARTIES

                                 AND THE COMPANY

8.01  Representations and Warranties....................................................................40
8.02  Performance.......................................................................................41
8.03  Certificates......................................................................................41
8.04  Registration Rights Agreement.....................................................................41
8.05  Orders and Laws...................................................................................41
8.06  Regulatory Consents and Approvals.................................................................41



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                                   ARTICLE IX

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,

                            COVENANTS AND AGREEMENTS


9.01  Survival of Representations, Warranties, Covenants and Agreements.................................42

                                    ARTICLE X

                                 INDEMNIFICATION

10.01 Indemnification...................................................................................42

                                   ARTICLE XI

                                   TERMINATION

11.01  Termination......................................................................................45
11.02  Effect of Termination............................................................................45

                                   ARTICLE XII

                                   DEFINITIONS

12.01  Definitions......................................................................................46

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.01  Notices..........................................................................................55
13.02  Entire Agreement.................................................................................56
13.03  Expenses.........................................................................................56
13.04  Public Announcements.............................................................................57
13.05  Confidentiality..................................................................................57
13.06  Waiver...........................................................................................58
13.07  Amendment........................................................................................58
13.08  No Third Party Beneficiary.......................................................................58
13.09  No Assignment; Binding Effect....................................................................58
13.10  Headings.........................................................................................58
13.11  Invalid Provisions...............................................................................58
13.12  Governing Law....................................................................................59
13.13  Counterparts.....................................................................................59


                              ANNEXES AND EXHIBITS

         ANNEX I     Shareholder Parties
         ANNEX II    Company Employees Signing Employment Agreements with Parent
         EXHIBIT A   Registration Rights Agreement
         EXHIBIT B   Escrow Agreement
         EXHIBIT C   Officer's Certificate of the Company
         EXHIBIT D   Secretary's Certificate of the Company
         EXHIBIT E   Officer's Certificate of Parent and Merger Sub
         EXHIBIT F   Secretary's Certificate of Parent and Merger Sub

                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER, dated as of April 25, 2000, is made and entered into by and among HOTJOBS.COM, LTD., a Delaware corporation ("PARENT"), RESUMIX ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), RESUMIX, INC., a Delaware corporation (the "COMPANY"), CERIDIAN CORPORATION, a Delaware corporation ("CERIDIAN"), GENERAL ATLANTIC PARTNERS 48, L.P., a Delaware limited partnership, GAP COINVESTMENT PARTNERS, L.P., a Delaware limited partnership, GENERAL ATLANTIC PARTNERS 60, L.P., a Delaware limited partnership, GAP COINVESTMENT PARTNERS II, L.P., a Delaware limited partnership (each of the four immediately preceding partnerships, a "GENERAL ATLANTIC PARTNERSHIP," and, collectively, the "GENERAL ATLANTIC PARTNERSHIPS"), DOUBLE DIAMOND ASSOCIATES, LLC, a California limited liability company ("DOUBLE DIAMOND"), and STEPHEN J. CIESINSKI, a resident of the State of California ("CIESINSKI", and together with Ceridian, the General Atlantic Partnerships and Double Diamond, the "SHAREHOLDER PARTIES," and each, a "SHAREHOLDER PARTY"). Capitalized terms not otherwise defined herein have the meanings set forth in SECTION 12.01.

                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Merger Sub would merge with and into the Company and the Company would become a wholly-owned subsidiary of Parent (the "MERGER");

                  WHEREAS, each Shareholder Party owns the number of shares of
(i) Series D Senior Convertible Preferred Stock, par value $.01 per share, of the Company ("SERIES D STOCK"), (ii) Series E Junior Convertible Preferred Stock, par value $.01 per share, of the Company ("SERIES E STOCK"), and (iii) common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK") indicated opposite such Shareholder Party's name on ANNEX I hereto, constituting in the aggregate approximately 99.6% of the issued and outstanding shares of capital stock of the Company (such shares collectively being referred to herein as the "Shares");

                  WHEREAS, simultaneously herewith, each Shareholder Party is executing and delivering to the Company a written consent of stockholders pursuant to which each Shareholder Party is voting his or its Shares in favor of the Merger and the other transactions contemplated by this Agreement and each Shareholder Party who owns share of Series D Stock and for Series E Stock has waived its rights under the terms thereof to receive cash in exchange for their shares in the Merger;

                  WHEREAS, simultaneously herewith, the employees of the Company listed on ANNEX II hereto have entered into employment agreements with the Company or, in the case of Ciesinski, Parent (the "OFFICER EMPLOYMENT AGREEMENTS");

                  WHEREAS, contemporaneously with the Closing, Parent and the Shareholder Parties will enter into a registration rights agreement in the form of EXHIBIT A hereto (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which on or prior to August 31, 2000 Parent will file a registration statement on Form S-3 (or on such other appropriate form if Form S-3 is not available) registering under the Securities Act the resale pursuant to Rule 415 of the Securities Act by the Shareholder Parties of the shares of common stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK") to be issued to the Shareholder Parties in the Merger;

                  WHEREAS, each of the Shareholder Parties is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act (as defined herein); and

                  WHEREAS, for federal income tax purposes, it is intended that the transactions contemplated by this Agreement shall qualify as a reorganization within the meaning of Section 368 of the Code;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which whereof are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  1.01 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION"). Merger Sub and the Company are sometimes referred to herein as the "CONSTITUENT CORPORATIONS". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in ARTICLE II.

                  1.02 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
SECTION 11.01, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in ARTICLES VII and VIII, the closing of the Merger (the "CLOSING") will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York, at 10:00 a.m., local time, on the Closing Date, or at such other place and time as is agreed to in writing by Parent and the Company. At the Closing there shall be delivered to the Shareholder Parties, Parent, Merger Sub and the Company the certificates and other documents and instruments required to be delivered under SECTION 2.03 and ARTICLES VII and VIII.

                  1.03 EFFECTIVE TIME. At the Closing, a certificate of merger (the "CERTIFICATE OF MERGER") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") for filing, as provided in Section 251 of the DGCL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing being referred to herein as the "EFFECTIVE TIME").

                  1.04 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. At the Effective Time, (i) the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; PROVIDED that such Certificate of Incorporation shall be amended to change the name of such corporation to "Resumix, Inc.", and (ii) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

                  1.05 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Sub and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                  1.06 EFFECTS OF THE MERGER. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.

                  1.07 FURTHER ASSURANCES. At any time or from time to time after the Effective Time, each party hereto will execute such further documents, instruments, deeds, bills of sale, assignments and assurances, provide such materials and information and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations, to cause the Shareholder Parties to fulfill their obligations under this Agreement and the Operative Agreements or to effect the other purposes of this Agreement.


                                   ARTICLE II

                              CONVERSION OF SHARES

                  2.01 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of the common stock, par value $.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK"). Each certificate representing outstanding shares of Merger Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

                  (b) CANCELLATION OF TREASURY STOCK. All shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

                  (c) CONVERSION OF COMPANY CAPITAL STOCK. The capital stock of the Company shall be converted as follows:

                      (i) The issued and outstanding shares of Series D Stock shall be converted into the right to receive the number of shares of Parent Common Stock set forth on ANNEX I hereto;

                      (ii) The issued and outstanding shares of Series E Stock shall be converted into the right to receive the number of shares of Parent Common Stock set forth on ANNEX I hereto;

                      (iii) The issued and outstanding shares of Company Common Stock held by the Shareholder Parties shall be converted into the right to receive the number of shares of Parent Common Stock set forth on ANNEX I hereto; and

                      (iv) Each issued and outstanding share of Company Common Stock held by any Shareholder on the Closing Date (other than the Shareholder Parties) shall be converted into the right to receive the Cash Merger Price; PROVIDED, HOWEVER, that any such Shareholder who demonstrates to the reasonable satisfaction of Parent that such Shareholder is an "accredited investor," as such term is defined in Rule 501(a) of the Securities Act, may elect, by written notice given to Parent at least two (2) Business Days prior to the Closing Date, to receive, in lieu of the Cash Merger Price, a number of shares of Parent Common Stock (disregarding fractions) equal to the product of
                                (A) the number of shares of Company Common Stock owned by such Shareholder and (b) the Conversion Number.

The shares of Parent Common Stock issued pursuant to this SECTION 2.01(c) shall be referred to herein as "PARENT SHARES."

                  (d) DISSENTING SHARES. (i) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the DGCL and has not effectively withdrawn or lost such right to appraisal (a "DISSENTING SHARES "), shall not be converted into or represent a right to receive Parent Shares or the Cash Merger Price pursuant to
SECTION 2.01(c), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; PROVIDED, HOWEVER, that any Dissenting Shares held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive the Cash Merger Price pursuant to SECTION 2.01(c).

                      (ii) The Company shall give Parent (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Company and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

                  2.02 EMPLOYEE STOCK OPTIONS. (a) Subject to the terms and conditions of the Company's 1998 Equity Incentive Plan, 1999 Non-Employee Directors' Stock Option Plan and 2000 Stock Option Plan (together, the "COMPANY OPTION PLANS") and the stock option agreements executed pursuant thereto, the Company Option Plans and each option to purchase Company Common Stock granted thereunder that is outstanding at the Effective Time shall be assumed by Parent and continued in accordance with their respective terms and each such option shall become a right to purchase a number of shares of Parent Common Stock, as more fully described below.

                  (b) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "COMPANY STOCK OPTION") under the Company Option Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the product (rounded down to the nearest whole share) of (i) the number of shares of Company Common Stock issuable upon exercise of the option immediately prior to the Effective Time and (ii) the Conversion Number; and the option exercise price per share of Parent Common Stock at which such option is exercisable shall be the amount (rounded up to the nearest whole cent) obtained by dividing (iii) the option exercise price per share of Company Common Stock at which such option is exercisable immediately prior to the Effective Time by (iv) the Conversion Number; PROVIDED, HOWEVER, that, in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("QUALIFIED STOCK OPTIONS"), the option exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 425(a) of the Code.

                  (c) As soon as practicable after the Effective Time, Parent shall deliver to the participants in the Company Option Plans appropriate notices setting forth such participants' rights pursuant thereto and that the grants pursuant to the Company Option Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger), and providing for the assumption by Parent of such participant options. Parent shall comply with the terms of the Company Option Plans and ensure, to the extent required by, and subject to the provisions of, the Company Option Plans, that the Company Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

                  (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Company Option Plans as adjusted in accordance with this Section. As soon as practicable after the Effective Time, and in no event later than thirty (30) days following the Effective Time, Parent shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the Parent Common Stock subject to the Company Stock Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Option Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

                  2.03 EXCHANGE OF CERTIFICATES. (a) At the Effective Time, Parent shall deliver to each Shareholder Party a certificate or certificates representing the Parent Shares that such Shareholder Party is to receive under
SECTION 2.01(c), reduced, in the case of each Shareholder Party, by the number of escrow shares set forth in ANNEX I hereto (the "ESCROW SHARES") to be deposited in escrow as set forth below. Simultaneously, each Shareholder Party will deliver to Parent a certificate or certificates for the Shares owned by such Shareholder Party, in genuine and unaltered form. At the Effective Time, certificates representing the Escrow Shares shall be delivered to an escrow agent reasonably satisfactory to Parent and the Company (the "ESCROW AGENT") under an Escrow Agreement to be entered into on the Closing Date by the Shareholders Parties, Parent and the Escrow Agent in the form of EXHIBIT B hereto (the "ESCROW AGREEMENT").

                  (b) As soon as reasonably practicable after the Effective Time, the Parent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") whose shares are converted pursuant to SECTION 2.01(c)(iv) into the right to receive the Cash Merger Price (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Parent and shall be in such form and have such other provisions as the Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Cash Merger Price. Upon surrender of a Certificate for cancellation to the Parent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Cash Merger Price per share of Company Common Stock represented thereby, which such holder has the right to receive pursuant to the provisions of this ARTICLE II, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Cash Merger Price may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Parent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this SECTION 2.03(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Merger Price per share of Company Common Stock represented thereby as contemplated by this ARTICLE II.

                  (c) The Cash Merger Price paid and the Parent Shares delivered upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of capital stock of the Company represented thereby. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of capital stock of the Company which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

                  2.04 WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Shareholder such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Shareholder in respect of which such deduction and withholding was made by Parent.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Merger Sub as follows:

                  3.01 AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors and the stockholders of the Company and no other corporate action on the part of the Company or any of the stockholders of the Company is necessary.

                  3.02 EXECUTION AND DELIVERY. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and upon the execution and delivery by the Company of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

                  3.03 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in SECTION
3.03 OF THE DISCLOSURE SCHEDULE, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified would not have a material adverse effect on the Business or Condition of the Company. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in SECTION 3.03 OF THE DISCLOSURE SCHEDULE. The Company has prior to the execution of this Agreement delivered to Parent true and complete copies of the certificate of incorporation and by-laws of the Company as in effect on the date hereof.

                  3.04 CAPITAL STOCK. SECTION 3.04 OF THE DISCLOSURE SCHEDULE sets forth (i) authorized capital stock of the Company and (ii) the record holder of all outstanding shares of Series D Stock, Series E Stock and Company Common Stock (the "ISSUED SHARES"). There are no other shares of the capital stock of the Company issued and outstanding other than the Issued Shares. The Issued Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Each Shareholder Party owns the number of Shares indicated opposite such Shareholder Party's name on ANNEX I hereto, beneficially and of record, free and clear of all Liens. Except for this Agreement and as disclosed in SECTION 3.04 OF THE DISCLOSURE SCHEDULE, there are no outstanding Options with respect to the Company.

                  3.05 SUBSIDIARIES. SECTION 3.05 OF THE DISCLOSURE SCHEDULE lists the name of each Subsidiary. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in SECTION 3.05 OF THE DISCLOSURE SCHEDULE, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in SECTION
3.05 OF THE DISCLOSURE SCHEDULE, which are the only jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified would not have a material adverse effect on the Business or Condition of the Company. Except as disclosed in
SECTION 3.05 OF THE DISCLOSURE SCHEDULE, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all Liens. Except as disclosed in SECTION 3.05 OF THE DISCLOSURE SCHEDULE, there are no outstanding Options with respect to any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in SECTION 3.05 OF THE DISCLOSURE SCHEDULE. Shareholders have prior to the execution of this Agreement delivered to Parent true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.

                  3.06 NO CONFLICTS. The execution and delivery by the Company of this Agreement and the Operative Agreements to which it is a party do not, and the performance by the Company of its obligations under this Agreement and the Operative Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) except as set forth in Section 3.06 of the Disclosure Schedule, conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any Subsidiary;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in SECTION 3.07 and in
SECTION 3.07 OF THE DISCLOSURE SCHEDULE, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties (other than any immaterial foreign Law or Order); or

                  (c) except as disclosed in SECTION 3.06 OF THE DISCLOSURE SCHEDULE, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien the Company or any Subsidiary or any of their respective Assets and Properties under, any material Contract or License to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound; PROVIDED that no representation or warranty is made with respect to Contracts with suppliers of goods and/or services used in the operation of the business of the Company and the Subsidiaries to whom the Company and the Subsidiaries have paid less than $100,000 since January 1, 1999 (the "EXCLUDED SUPPLIERS") and whose services are not material, individually or together with any other Excluded Suppliers, to the Business and Condition of the Company.

                  3.07 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in SECTION 3.07 OF THE DISCLOSURE SCHEDULE, and except for the filing of the Certificate of Merger with the Secretary of State and the filing of an HSR notification and report form, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements or the consummation of the transactions contemplated hereby or thereby (other than pursuant to any immaterial foreign Law or Order).

                  3.08 BOOKS AND RECORDS. The minute books and other similar records of the Company and the Subsidiaries as made available to Parent prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the Subsidiaries. The stock transfer ledgers and other similar records of the Company and the Subsidiaries as made available to Parent prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and the Subsidiaries. Except as set forth in SECTION 3.08 OF THE DISCLOSURE SCHEDULE, to the Company's Knowledge neither the Company nor any Subsidiary has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a Subsidiary.

                  3.09 FINANCIAL STATEMENTS. (a) Prior to the execution of this Agreement, the Company has delivered to Parent true and complete copies of (i) the audited balance sheets of the Company and its consolidated subsidiaries as of December 31, 1998 and 1997, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by KPMG Peat Marwick LLP, and all formal letters from such accountants to management or the Board of Directors of the Company (or any committee thereof) with respect to the Company's accounting controls or practices or similar matters and (ii) the unaudited balance sheet of the Company and its consolidated subsidiaries as of December 31, 1999 (the "DECEMBER 31 BALANCE SHEET"), and the related unaudited consolidated statements of operations, stockholders equity and cash flows for the fiscal year then ended.

                  (b) Except as set forth in the notes thereto and as disclosed in SECTION 3.09 OF THE DISCLOSURE SCHEDULE, all such financial statements (i) were prepared in accordance with GAAP (subject, in the case of the financial statements for the fiscal year ended December 31, 1999, to adjustments as a result of an audit of such statements, none of which, individually or in the aggregate, will be material to the Business or Condition of the Company), (ii) fairly present in all material respects the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from the Books and Records of the Company and the Subsidiaries regularly maintained by management and used to prepare the financial statements of the Company and the Subsidiaries in accordance with the principles stated therein. The Company and the Subsidiaries have maintained their respective Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP. Except for those Subsidiaries listed in SECTION 3.09 OF THE DISCLOSURE SCHEDULE, the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this SECTION 3.09 have been, consolidated with those of the Company.

                  3.10 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date and except as set forth in SECTION 3.10 OF THE DISCLOSURE SCHEDULE, since December 31, 1999 there has not been any material adverse change, or any event or development which, individually or together with other such events, would reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. Except as set forth in
SECTION 3.10 OF THE DISCLOSURE SCHEDULE, without limiting the foregoing, there has not occurred between December 31, 1999 and the date hereof:

                  (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any such capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned by the Company;

                  (ii) any authorization, issuance, sale or other disposition by the Company or any Subsidiary of any shares of capital stock of or Option with respect to the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary;

                  (iii) any (A) increase in the compensation or fringe benefits of any present or former director, officer or employee of the Company or its Subsidiaries (except for increases in salary or wages in the ordinary course of business consistent with past practice), (B) entering into of any agreement or arrangement providing for the making of any severance or termination payment to any present director, officer or employee of the Company or its Subsidiaries, (C) loan or advance of money or other property by the Company or its Subsidiaries to any of their present or former directors, officers or employees or
         (D) establishment, adoption, entrance into, amendment or termination of any Company Plan other than such Company Plans listed in SECTION 3.15 OF THE DISCLOSURE SCHEDULE;

                  (iv) (A) incurrences by the Company or any Subsidiary of Indebtedness in an aggregate principal amount exceeding $100,000, or
         (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;

                  (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company or any Subsidiary in an aggregate amount exceeding $100,000;

                  (vi) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, or (y) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes, or any change in the fiscal year of the Company or any Subsidiary;

                  (vii) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of the Company or any Subsidiary in an aggregate amount exceeding $100,000;

                  (viii) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice;

                  (ix) any (A) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any Subsidiary, (B) recapitalization, reorganization, liquidation or dissolution of the Company or any Subsidiary or (C) merger or other business combination involving the Company or any Subsidiary and any other Person;

                  (x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to SECTION 3.19(a); (B) any Contract (other than for accounts or trade receivables or payables) with a term greater than six months; or (C) any material License held by the Company or any Subsidiary;

                  (xi) capital expenditures or commitments for additions to property, plant or equipment of the Company and the Subsidiaries constituting capital assets in an aggregate amount exceeding $100,000;

                  (xii) any commencement or termination by the Company or any Subsidiary of any line of business;

                  (xiii) any transaction by the Company or any Subsidiary, on the one hand, with any Shareholder or Affiliate (other than the Company or any Subsidiary) of any Shareholder, on the other hand, other than
         (A) pursuant to an employment agreement disclosed pursuant to SECTION 3.19(a)(vii) OF THE DISCLOSURE SCHEDULE; and (B) any transaction referred to in SECTION 3.22;

                  (xiv) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

                  (xv) any other transaction involving the Company or any Subsidiary outside the ordinary course of business consistent with past practice.

                  3.11 NO UNDISCLOSED LIABILITIES. Except as set forth in
SECTION 3.11 OF THE DISCLOSURE SCHEDULE or as reflected or reserved against in the December 31 Balance Sheet or in the notes thereto, neither the Company nor any Subsidiary had on December 31, 1999, or has incurred since such date, any Liabilities that would be required by GAAP to be reflected on the December 31 Balance Sheet or in the notes thereto, other than Liabilities incurred since December 31, 1999 which were incurred in the ordinary course of business. As of the date hereof, there is no Indebtedness outstanding under the Loan and Security Agreement dated as of December 10, 1999 between Silicon Valley Bank and the Company.

                  3.12 TAXES. Except as disclosed in SECTION 3.12 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

                  (a) (i) the Company and each Subsidiary has timely filed (taking into account all available extensions) all Tax Returns (or such Tax Returns have been filed on behalf of the Company and Subsidiaries) required to be filed by or with respect to the Company and each Subsidiary, (ii) all such Tax Returns are true, correct and complete in all material respects; (iii) all Taxes shown to be due thereon or otherwise required to be paid have been timely paid; and (iv) the Company and each Subsidiary has collected and withheld all amounts required to be collected and withheld by it and any such amounts that are required to be remitted to any taxing authority have been duly remitted;

                  (b) the accruals and reserves for Taxes (other than deferred Taxes) established in the Books and Records of the Company and its Subsidiaries are complete and adequate to cover any Liabilities for Taxes that are attributable to the period beginning after December 31, 1999 and ending on the Closing Date;

                  (c) true and complete copies or portions of copies of all Tax Returns filed by or with respect to the Company and Subsidiaries, that have been filed from and after December 31, 1994 through the date hereof, have been made available by the Company and Subsidiaries to Parent prior to the date hereof. The Company and Subsidiaries have made available to Parent true and complete copies of all revenue agent's reports and other written assertions of deficiencies or other liabilities that relate to Taxes of the Company and Subsidiaries with respect to past periods for which the limitations period has not run;

                  (d) (i) none of the Company or any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns, (ii) no extension of time within which to file any Tax Return that relates to the Company or any Subsidiary has been requested, which Tax Return has not since been filed if such extension of time has lapsed, (iii) none of the Company or any of its Subsidiaries has agreed and is required to include in income any adjustment pursuant to Section 481(a) of the Code (or analogous provisions of foreign, state or local law) by reason of a change in accounting method or otherwise, nor does any Shareholder Party, the Company or any Subsidiary have any knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method, (iv) none of the Company or any of its Subsidiaries has agreed and is required to include in income any adjustment pursuant to Section 482 of the Code (or analogous provisions of foreign, state or local law) which could affect the liability for Taxes of the Company or its Subsidiaries for any period (or portion of a period) after the date hereof, and the IRS (or other taxing authority) has not proposed, and, to the Knowledge of the Company, is not considering, any such adjustment which could have any effect, (v) there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to any liability for Tax for which the Company or any Subsidiary could be liable,
(vi) no taxing authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns has made a claim or assertion or that the Company or any Subsidiary is or may be subject to taxation by such jurisdiction, (vii) there are no tax rulings, requests for rulings, or closing agreements relating to the Company or any Subsidiary that could affect the liability for Taxes of the Company or its Subsidiaries for any period (or portion of a period) after the Closing Date, (viii) all federal, state and local income Tax Returns of the Company and Subsidiaries with respect to taxable periods through the period ended December 31, 1997 have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations has expired without extension or waiver, (ix) no power of attorney has been granted by any Shareholder, the Company or any Subsidiary with respect to any matter relating to Taxes of the Company or any Subsidiary that is currently in force, (x) any adjustment of Taxes of the Company and Subsidiaries made by the IRS in any examination which is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid, (xi) the Company and each Subsidiary is, and has been for any period with respect to which the applicable statute of limitations has not run, a member of an affiliated group (A) of which the Company is (or was) the common parent and (B) that files consolidated federal income Tax Returns, (xii) none of the Company or any of its Subsidiaries is a party to or liable under any Tax Sharing Agreement or tax indemnity agreement which any Person not presently included in the consolidated federal income Tax Return filed by the Company or any Subsidiary is a party, (xiii) the Company and each Subsidiary has made all payments of estimated Taxes required to be made under
Section 6655 of the Code and any analogous provisions of state, local or foreign Law, (xiv) none of the assets of the Company or a Subsidiary (A) is property that is required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of Section 168(f)(8) of the Code, (B) is "tax exempt use property" within the meaning of Section 168(h) of the Code, or (C) directly or indirectly secures any debt the interest of which is tax-exempt under Code Section 103(a), (xv) none of the Company or any of its Subsidiaries has deferred gain (A) arising from intercompany transactions (as described in Treasury Regulation 1.1502-13) or (B) with respect to stock or obligations of the Company or any Subsidiary which could affect the Liability for Taxes of the Company or any Subsidiary for any period or portion thereof ending after the Closing Date, (xvi) none of the Company or any of its Subsidiaries has made an election under Section 341(f) of the Code (or any predecessor provision) (xvii) neither the Company nor any Subsidiary has made any, or is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that under Code Section 280G or Code Section 162 were, or will not be, deductible; and (xviii) the Company has disclosed on its federal income Tax returns each position taken therein that could give rise to a substantial understatement of United States federal income Tax within the meaning of Code Section 6662; and

                  (e) there are no Liens with respect to any Taxes upon any of the assets or properties of the Company or any Subsidiary, other than (i) Taxes, the payment of which is not yet due, or (ii) Taxes being contested in good faith.

                  3.13 LEGAL PROCEEDINGS. Except as disclosed in SECTION 3.13 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

                  (a) there are no Actions or Proceedings pending or, to the Knowledge of the Company threatened against, relating to or affecting any Shareholder Party, the Company or any Subsidiary or any of their respective Assets and Properties (regardless of whether any of such Persons is a plaintiff or defendant) which (i) would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Parent, (ii) relates to employment discrimination (including, without limitation, race, gender, age, religion or disabilities), employee harassment, immigration or equal employment opportunity or other employee-related matters or
(iii) if determined adversely to any Shareholder Party, the Company or a Subsidiary, would reasonably be expected to result in (x) any injunction or other equitable relief against the Company or any Subsidiary that would interfere in any material respect with its business or operations, or (y) Losses by the Company or any Subsidiary, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $100,000; and

                  (b) there are no Orders outstanding against the Company or any Subsidiary.

Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company and the Subsidiaries to auditors' requests for information delivered in connection with the Audited Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company or any Subsidiary.

                  3.14 COMPLIANCE WITH LAWS AND ORDERS. Except as disclosed in
SECTION 3.14 OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary is or has at any time within the last three years been, or has received any written or, to the Knowledge of the Company, oral notice that it is or has at any time within the last three years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties, including, without limitation, any Law or Order relating to employment discrimination (including, without limitation, race, gender, age, religion or disabilities), employee harassment, immigration or equal employment opportunity or any other employee-related matter.

                  3.15 BENEFIT PLANS; ERISA. (a) SECTION 3.15 OF THE DISCLOSURE SCHEDULE contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company or its Subsidiaries has any present or future right to benefits or under which the Company or its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "COMPANY PLANS".

                  (b) With respect to each Company Plan, the Company has delivered to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company or its Subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

                  (c) (i) Each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations;
(ii) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any member of their "CONTROLLED GROUP" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (v) no "reportable event" (as such term is defined in ERISA Section 4043), "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Company Plan; (vi) no Company Plan provides retiree welfare benefits and neither the Company nor its Subsidiaries have any obligations to provide any retiree welfare benefits; and (vii) all awards, grants or bonuses made pursuant to any Company have been, or will be, fully deductible to the Company or its Subsidiaries notwithstanding the provisions of Section 162(m) of the Code.

                  (d) There are no Company Plans subject to Title IV of ERISA.

                  (e) None of the Company, its Subsidiaries or any member of their Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute) to any multiemployer plan within the meaning of ERISA Section 4001(a)(3).

                  (f) With respect to any Company Plan, (i) no Actions or Proceedings (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such Actions or Proceedings, and (iii) no written or oral communication has been received from the PBGC in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

                  (g) Except as set forth in SECTION 3.15(g) OF THE DISCLOSURE LETTER, no Company Plan exists that could result in the payment to any present or former employee of the Company or its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or its Subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

                  3.16 REAL PROPERTY. (a) None of the Company or its Subsidiaries owns or has any interest in fee simple to any real property.
SECTION 3.16(a) OF THE DISCLOSURE SCHEDULE contains a true and correct list of each parcel of real property leased by the Company or any Subsidiary (as lessor or lessee).

                  (b) The Company or a Subsidiary has a valid and subsisting leasehold estate in and the right of quiet enjoyment to the real properties leased by it for the full term of the lease thereof. Each lease referred to in clause (ii) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally) of the Company or a Subsidiary and, to the Knowledge of the Company, of each other Person that is a party thereto, and except as set forth in SECTION 3.16(c) OF THE DISCLOSURE SCHEDULE, there is no, and neither the Company nor any Subsidiary has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any Subsidiary owes any brokerage commissions with respect to any such leased space.

                  (c) The Company has delivered to Parent prior to the execution of this Agreement true and complete copies of all leases (including any amendments and renewal letters) and, to the extent reasonably available, all other documents with respect to the real property leased by the Company and the Subsidiaries.

                  3.17 TANGIBLE PERSONAL PROPERTY; INVESTMENT ASSETS. (a) The Company or a Subsidiary is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all material tangible personal property used in or reasonably necessary for the conduct of their business, including all tangible personal property reflected on the December 31 Balance Sheet and tangible personal property acquired since December 31, 1999 other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

                  (b) SECTION 3.17(b) OF THE DISCLOSURE SCHEDULE describes each Investment Asset owned by the Company or any Subsidiary on the date hereof. Except as disclosed in SECTION 3.17(b) OF THE DISCLOSURE SCHEDULE, all such Investment Assets are owned by the Company or a Subsidiary free and clear of all Liens other than Permitted Liens.

                  3.18 INTELLECTUAL PROPERTY RIGHTS. The Company and the Subsidiaries have interests in or the right to use only the Intellectual Property disclosed in SECTION 3.18 OF THE DISCLOSURE SCHEDULE (other than Intellectual Property used by the Company and the Subsidiaries pursuant to any Contract which, individually or in the aggregate, is not material to the Business and Condition of the Company), each of which the Company or a Subsidiary either has all right, title and interest in or a valid and binding rights under Contract to use free and clear of all Liens. No other Intellectual Property is used or necessary in the conduct of the business of the Company or any Subsidiary. Except as disclosed in SECTION 3.18 OF THE DISCLOSURE SCHEDULE,
(i) the Company or a Subsidiary has the exclusive right to use the Intellectual Property disclosed in SECTION 3.18 OF THE DISCLOSURE SCHEDULE which is owned by the Company and the Subsidiaries, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property which is owned by the Company and the Subsidiaries are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company or a Subsidiary to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company or any Subsidiary in respect of Intellectual Property, (iv) the Company has delivered to Parent prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property which is owned by the Company and the Subsidiaries, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any material Contract to use Intellectual Property, (vii) to the Knowledge of the Company, no such Intellectual Property which is owned by the Company and the Subsidiaries is being infringed by any other Person and (viii) none of such Intellectual Property which is owned by the Company and the Subsidiaries is subject to any outstanding Order, written restriction, undertaking or Contract which would limit the scope of use of such Intellectual Property. Neither the Company, any Subsidiary nor any Shareholder Party has received notice that the Company or any Subsidiary is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of the Company, has been made to such effect that has not been resolved and, to the Knowledge of the Company, neither the Company nor any Subsidiary is infringing any Intellectual Property of any other Person.

                  3.19 CONTRACTS. (a) SECTION 3.19(a) OF THE DISCLOSURE SCHEDULE contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Parent prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

                           (i) (A) all Contracts (excluding Company Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Company Plans and any such Contracts referred to in clause (A)) involving an obligation of the Company or any Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding $25,000 or any group of employees exceeding $100,000 in the aggregate;

                           (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any

                                    Subsidiary to engage in any business
                                    activity or compete with any Person or
                                    prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary;

                           (iii)    all partnership, joint venture,
                                    shareholders' or other similar Contracts with any Person;

                           (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary in excess of $25,000 or to preferred stock that remains outstanding issued by the Company or any Subsidiary;

                           (v) all Contracts with suppliers, distributors, dealers, manufacturer's representatives, sales agencies or franchisees providing for payments to or by the Company in excess of $25,000 per annum;

                           (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and
                                   (B) any merger or other business combination;

                           (vii) all Contracts between or among the Company or any Subsidiary, on the one hand, and any Shareholder or Affiliate (other than the Company or any Subsidiary) of any Shareholder, on the other hand;

                           (viii) all collective bargaining or similar labor Contracts;

                           (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any merger or other business combination or (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

                           (x) all other Contracts (other than Company Plans, leases listed in SECTION 3.16(a) OF THE DISCLOSURE SCHEDULE and insurance policies listed in SECTION 3.21 OF THE DISCLOSURE SCHEDULE) that (i) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $50,000 annually (other than accounts or trade receivables or payables) or (ii) is otherwise material to the Business and Condition of the Company.

                  (b) Each Contract required to be disclosed in SECTION 3.19(a) OF THE DISCLOSURE SCHEDULE is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally), of the Company and, to the Knowledge of the Company, each other Person party thereto; and except as disclosed in SECTION 3.19(b) OF THE COMPANY neither the Company, any Subsidiary nor, to the Knowledge of the Company, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

                  3.20 LICENSES. SECTION 3.20 OF THE DISCLOSURE SCHEDULE contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of the Company or any Subsidiary (and all pending applications for any such Licenses), setting forth the grantor, the grantee and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to Parent true and complete copies of all such Licenses. Except as disclosed in SECTION
3.20 OF THE DISCLOSURE SCHEDULE:

                           (i) the Company and each Subsidiary owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

                           (ii) each License listed in SECTION 3.20 OF THE DISCLOSURE SCHEDULE is valid, binding and in full force and effect; and

                            (iii) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

                  3.21 INSURANCE. SECTION 3.21 OF THE DISCLOSURE SCHEDULE contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or any Subsidiary or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that (i) have been issued to the Company or any Subsidiary or (ii) have been issued to any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this

Agreement. Each policy listed in SECTION 3.21 OF THE DISCLOSURE SCHEDULE is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in SECTION 3.21 OF THE DISCLOSURE SCHEDULE are placed with financially sound and reputable insurers and, in light of the respective business, operations and Assets and Properties of the Company and the Subsidiaries, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

                  3.22 AFFILIATE TRANSACTIONS. Except as disclosed in SECTION 3.19(a)(vii) or SECTION 3.22(a) OF THE DISCLOSURE SCHEDULE, (i) there are no intercompany Liabilities between the Company or any Subsidiary, on the one hand, and any Shareholder or Affiliate (other than the Company or any Subsidiary) of any Shareholder, on the other, (ii) neither any Shareholder nor any such Affiliate provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary, (iii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to any Shareholder or any such Affiliate and (iv) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets issued by any Shareholder or any such Affiliate. Except as disclosed in SECTION 3.22(b) OF THE DISCLOSURE SCHEDULE, each of the Liabilities and transactions listed in SECTION 3.22(a) OF THE DISCLOSURE SCHEDULE was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in SECTION 3.22(c) OF THE DISCLOSURE SCHEDULE, since December 31, 1999, all settlements of intercompany Liabilities between the Company or any Subsidiary, on the one hand, and any Shareholder or any such Affiliate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

                  3.23 EMPLOYEES; LABOR RELATIONS. (a) SECTION 3.23(a) OF THE DISCLOSURE SCHEDULE contains a list of the name of each officer and employee of the Company and the Subsidiaries at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. To the Knowledge of the Company, there is no reason to believe that a material number of such persons will or may cease to be employees, or will refuse offers of continued employment from Parent (as long as such offers are for comparable positions and at equal or greater compensation, including stock options), because of the consummation of the transactions contemplated by this Agreement.

                  (b) Except as disclosed in SECTION 3.23(b) OF THE DISCLOSURE SCHEDULE, (i) no employee of the Company or any Subsidiary is presently a member of a collective bargaining unit and, to the Knowledge of the Company, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any

Subsidiary, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last three years against the Company or any of the Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Since December 31, 1996, there has been no work stoppage, strike or other concerted action by employees of the Company or any Subsidiary. During that period, the Company and the Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

                  3.24 ENVIRONMENTAL MATTERS. Each of the Company and the Subsidiaries has obtained all material Licenses which are required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company or such Subsidiary. Each of such Licenses is in full force and effect and each of the Company and the Subsidiaries is in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in
SECTION 3.24 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

                  (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Shareholder Parties, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company or any Subsidiary to have any License required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company or any of the Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material generated by the Company or any Subsidiary, and to the Knowledge of the Company, there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation which would reasonably be expected to be materially adverse to the Business and Condition of the Company.

                  (b) Neither the Company nor any Subsidiary owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released, in the cases of clauses (i) through (iv), at, on or under any site or facility now or previously owned, operated or leased by the Company or any Subsidiary.

                  (c) Neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against the Company or any Subsidiary.

                  (d) No Hazardous Material generated by the Company or any Subsidiary has been recycled, treated, stored, disposed of or Released by the Company or any Subsidiary at any location.

                  (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any Subsidiary and no site or facility now or previously owned, operated or leased by the Company or any Subsidiary is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

                  (f) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company or any Subsidiary, and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the Knowledge of the Company, is in process that could subject any such site or facility to such Liens, and neither the Company nor any Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

                  (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, the Company or any Subsidiary in relation to any site or facility now or previously owned, operated or leased by the Company or any Subsidiary which have not been delivered to Parent prior to the execution of this Agreement.

                  3.25 SUBSTANTIAL CUSTOMERS AND SUPPLIERS. SECTION 3.25(a) OF THE DISCLOSURE SCHEDULE lists the 20 largest customers of the Company and the Subsidiaries, on the basis of revenues for goods or services sold for the most recently-completed fiscal year. SECTION 3.25(b) OF THE DISCLOSURE SCHEDULE lists the 20 largest suppliers of the Company and the Subsidiaries, on the basis of cost of goods or services purchased for the most recently-completed fiscal year. Except as disclosed in SECTION 3.25(c) OF THE DISCLOSURE SCHEDULE, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to the Company and the Subsidiaries since December 31, 1999, or to the Knowledge of the Company, has threatened in writing (other than as a result of the public announcement of the transactions contemplated by this Agreement) to cease or materially reduce such purchases, use, sales or provision of services after the date hereof.

                  3.26 BANK AND BROKERAGE ACCOUNTS; INVESTMENT ASSETS. SECTION
3.26 OF THE DISCLOSURE SCHEDULE sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any Subsidiary having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

                  3.27 NO POWERS OF ATTORNEY. Except as set forth in SECTION
3.27 OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary has any powers of attorney or comparable delegations of authority outstanding.

                  3.28 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate furnished to Parent pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III-A

            REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER PARTIES

                  Each Shareholder Party hereby represents and warrants, severally as to such Shareholder Party only, to the Parent and Merger Sub as follows:

                  3A.01. AUTHORITY. Each Shareholder Party has full power (corporate or otherwise), capacity and authority to execute and deliver this Agreement and the Operative Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer the Shares. The execution and delivery by each Shareholder Party (other than any natural person) of this Agreement, and the performance by it of its obligations hereunder, have been duly and validly authorized by the board of directors, the partnership or other managing body of such Shareholder Party, no other action on the part of such Shareholder Party being necessary.

                  3A.02. EXECUTION AND DELIVERY. This Agreement has been duly and validly executed and delivered by each Shareholder Party and constitutes the legal, valid and binding obligations of such Shareholder Party enforceable against it in accordance with the terms of this Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

                  3A.03. ORGANIZATION. Such Shareholder Party (other than any natural person) is duly organized, validly existing and in good standing under the Laws of the state of its organization, and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Such Shareholder Party is duly qualified, licensed or admitted to do business and is in good standing in these jurisdictions in which the ownership , use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where such failure would not have a material adverse effect on such Shareholder Party.

                  3A.04. NO CONFLICTS. The execution and delivery of this Agreement by each Shareholder Party do not, and the execution and delivery by such Shareholder Party of the Operative Agreements, the performance by it of its obligations under this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable organizational documents) of such Shareholder Party; or (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices required under the HSR Act, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Shareholder Party or any of its Assets and Properties; or except as disclosed in SECTION 3.02(b) OF THE DISCLOSURE SCHEDULE, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any Shareholder Party to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any Shares owned by any Shareholder Party under, any Contract or License to which such Shareholder Party is a party or by which any of its respective Assets and Properties is bound.

                  3A.05. GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or the part of such Shareholder Party is required in connection with the execution, deliver and performance of this Agreement or any of the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

                  3A.06 NATURE OF PURCHASE; ACCREDITED INVESTOR. (a) Each Shareholder Party is acquiring the Parent Shares to be issued pursuant to this Agreement for such Shareholder Party's own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of such shares or any part thereof, and such Shareholder Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except as contemplated by the Registration Rights Agreement. Each Shareholder Party acknowledges that the issuance of the Parent Shares pursuant to this Agreement will not be registered under the Securities Act or any state securities or blue sky law, on the grounds that the offering and sale of the Parent Shares contemplated by this Agreement are exempt from registration pursuant to exceptions available under such laws, and that Parent's reliance upon such exemptions is predicated upon such Shareholder Party's representations set forth in this Agreement. Each Shareholder Party acknowledges and understands that such shares must be retained by such Shareholder Party until they are subsequently registered under the Securities Act and/or applicable state securities or blue sky laws or an exemption from such registration is available.

                  (b) Each Shareholder Party is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  3A.07 BROKERS. Except for those Persons set forth in SECTION 3A.07 OF THE DISCLOSURE SCHEDULE, whose fees, commissions and expenses are the sole responsibility of the Shareholder Parties to the extent such fees, commissions and expenses, together with all other costs and expenses to be paid by Parent or the Company pursuant to SECTION 13.03, exceed the Fee Limit, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Shareholder Parties and the Company directly with Parent and Merger Sub without the intervention of any Person on behalf of any Shareholder Party or the Company in such manner as to give rise to any valid claim by any Person against Parent, Merger Sub, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub hereby represent and warrant to the Company and the Shareholders Parties as follows:

                  4.01 ORGANIZATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  4.02 AUTHORITY. The execution and delivery by Parent and Merger Sub of this Agreement and the Operative Agreements to which it is a party, and the performance by Parent and Merger Sub of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Parent and Merger Sub, respectively, and by Parent as sole shareholder of Merger Sub, no other corporate action (whether under Delaware Law or the requirements of NASDAQ) on the part of Parent or Merger Sub or their respective stockholders being necessary. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes, and upon the execution and delivery by Parent of the Operative Agreements, the Operative Agreements will constitute, legal, valid and binding obligations of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

                  4.03 CAPITAL STOCK. (a) The authorized capital stock of Parent consists solely of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share ("PARENT PREFERRED STOCK"). As of April 25, 2000, 31,854,827 shares of Parent Common Stock were issued and outstanding and no shares were held in the treasury of Parent.

As of the date hereof, no shares of Parent Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock are, and the Parent Shares will be upon issuance in accordance with the terms specified in this Agreement, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and as set forth in SECTION
4.03 OF THE PARENT DISCLOSURE LETTER, there are no outstanding Options obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of Parent or to grant, extend or enter into any Option with respect thereto.

                  (b) Except as disclosed in SECTION 4.03 OF THE PARENT DISCLOSURE LETTER, there are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock of Parent or any capital stock of any subsidiary of Parent or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of Parent or any other person.

                  4.04 NO CONFLICTS. The execution and delivery by Parent and Merger Sub of this Agreement do not, and the execution and delivery by Parent of the Operative Agreements, the performance by Parent and Merger Sub of their respective obligations under this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of Parent or Merger Sub;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in SECTION 4.05 and in
SECTION 4.05 OF THE PARENT DISCLOSURE LETTER, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Parent or Merger Sub or any of their Assets and Properties; or

                  (c) except as disclosed in SECTION 4.04 OF THE PARENT DISCLOSURE LETTER, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Parent or Merger Sub to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Parent or Merger Sub or any of their Assets or Properties under, any Contract or License to which Parent or Merger Sub is a party or by which any of their Assets and Properties is bound.

                  4.05 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in SECTION 4.05 OF THE PARENT DISCLOSURE LETTER, and except for the filing of the applicable Certificate of Merger with the Secretary of State no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Parent or Merger Sub is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

         4.06 LEGAL PROCEEDINGS. There are no Actions or Proceedings pending or, to the knowledge of Parent or Merger Sub, threatened against, relating to or affecting Parent or Merger Sub or any of their Assets and Properties which could reasonably be expected to (a) result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements and (b) have a material adverse effect on the business, operations, financial condition or results of operations of Parent and its subsidiaries taken as a whole.

         4.07 SEC REPORTS AND FINANCIAL STATEMENTS. Each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Parent or any of its subsidiaries with the Securities and Exchange Commission (the "SEC") since June 10, 1999 (as such documents have since the time of their filing been amended or supplemented, the "PARENT SEC REPORTS"), which are all the documents (other than preliminary material) that Parent and its subsidiaries were required to file with the SEC since such date, (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports (the "PARENT FINANCIAL STATEMENTS") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the
SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Parent and its subsidiaries taken as a whole)) the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

         4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since December 31, 1999 there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Parent and its subsidiaries taken as a whole.

         4.09 ABSENCE OF UNDISCLOSED LIABILITIES. Except for matters reflected or reserved against in the balance sheet for the period ended December 31, 1999 included in the Parent Financial Statements or as disclosed in SECTION 4.09 OF THE PARENT DISCLOSURE LETTER, neither Parent nor any of its subsidiaries had at such date, or has incurred since that date, any Liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), except

Liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Parent and its subsidiaries taken as a whole.

         4.10 BROKERS. Except for Deutsche Bank Alex Brown, whose fees, commissions and expenses are the sole responsibility of Parent, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Parent and Merger Sub directly with the Shareholder Parties and the Company without the intervention of any Person on behalf of the Parent or Merger Sub in such manner as to give rise to any valid claim by any Person against the Shareholder Parties, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

         4.11 INTELLECTUAL PROPERTY RIGHTS. Parent and its subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property individually or in the aggregate material to the conduct of the businesses of Parent and its subsidiaries taken as a whole. Neither Parent nor any of its subsidiaries is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, such Intellectual Property is not being infringed by any third party, and neither Parent nor any of its subsidiaries is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and would not be reasonably expected to have a material adverse effect on Parent and its subsidiaries taken as a whole.

         4.12 MERGER SUB. Merger Sub has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub does not have any subsidiaries.

                                    ARTICLE V

              COVENANTS OF THE SHAREHOLDER PARTIES AND THE COMPANY

         The Company and each Shareholder Party covenant and agree with Parent and Merger Sub that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, the Company and each Shareholder Party will comply with all covenants and provisions of this ARTICLE V, except to the extent Parent may otherwise consent in writing.

         5.01 REGULATORY AND OTHER APPROVALS. The Shareholder Parties, the Company and the Subsidiaries will, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the

Shareholder Parties, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in SECTIONS 3.06 and 3.07 OF THE DISCLOSURE SCHEDULE, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Parent, Merger Sub or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Parent and Merger Sub in connection with the performance of their obligations under SECTIONS 6.01 and
6.02. The Shareholder Parties or the Company will provide prompt notification to Parent when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Parent of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         5.02 HSR FILINGS. In addition to and not in limitation of the Shareholder Parties and the Company's covenants contained in SECTION 5.01, the Shareholder Parties and the Company will (a) take promptly all actions necessary to make the filings required of the Shareholder Parties, the Company or their Affiliates under the HSR Act and (b) comply at the earliest practicable date with any request for additional information received by the Shareholder Parties, the Company or their Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act. The Shareholder Parties and the Company will cooperate with Parent in connection with Parent's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

         5.03 INVESTIGATION BY PARENT. The Company and the Subsidiaries will (a) provide Parent and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together, "REPRESENTATIVES") with reasonable access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and the Subsidiaries and their Assets and Properties and Books and Records, and (b) furnish Parent and such other Persons with all such information and data (including without limitation copies of Contracts, Company Plans and other Books and Records) concerning the business and operations of the Company and the Subsidiaries as Parent or any of such other Persons reasonably may request in connection with such investigation.

         5.04 STANDSTILL. From the date hereof until the earlier of the Effective Time or termination of this Agreement under ARTICLE XI hereof, no Shareholder Party shall (i) transfer (which term shall include, without limitation, for the purpose of this Agreement, any sale, gift, pledge, assignment, encumbrance or other disposition) or consent to any transfer of, any or all of such Shareholder Party's Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all such Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorizations in or with respect to such Shares or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares.

         5.05 CONDUCT OF BUSINESS. The Company and the Subsidiaries will conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, the Company will:

         (a) use, and will cause the Subsidiaries to use, commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Company and the Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Company and the Subsidiaries, (iii) maintain the Assets and Properties of the Company and the Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom the Company or any Subsidiary sells goods or provides services or with whom the Company or any Subsidiary otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company and the Subsidiaries;

         (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner,
(ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, or (B) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes and (iii) not permit any change in the fiscal year of the Company or any Subsidiary;

         (c) (i) use, and will cause the Subsidiaries to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in SECTION 3.21 OF THE DISCLOSURE SCHEDULE and (ii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of the Company and the Subsidiaries to be paid to the Company and the Subsidiaries; and

         (d) comply, and cause the Subsidiaries to comply, in all material respects, with all Laws and Orders applicable to the business and operations of the Company and the Subsidiaries, and promptly following receipt thereof to give Parent copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

         5.06 FINANCIAL STATEMENTS AND REPORTS; FILINGS. (a) As promptly as practicable and in any event no later than 45 days after the end of each fiscal quarter ending after December 31, 1999 and before the Closing Date, the Company will deliver to Parent true and complete copies of the consolidated balance sheet, and the related consolidated statements of operations, stockholders' equity and cash flows, of the Company and its consolidated subsidiaries, in each case as of and for such fiscal quarter and the portion of the fiscal year then ended, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the financial statements referred to in SECTION 3.09.

         (b) As promptly as practicable, the Company will deliver to Parent true and complete copies of such other financial statements, reports and analyses as may be prepared or received by any Shareholder Party, the Company or any Subsidiary relating to the business or operations of the Company or any Subsidiary or as Parent may otherwise reasonably request.

         (c) As promptly as practicable, the Company will deliver copies of all License applications and other filings made by the Company or any Subsidiary after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

         5.07 EMPLOYEE MATTERS. Except as may be required by Law, the Company will refrain from, and will cause the Subsidiaries to refrain from, directly or indirectly:

         (a) making any representation or promise, oral or written, to any officer, employee or consultant of the Company or any Subsidiary concerning any Company Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Company Plan;

         (b) altering the salary, wages or other compensation of any officer, employee or consultant of the Company or any Subsidiary;

         (c) (i) adopting, entering into or becoming bound by any employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Company or Subsidiary reasonably believes to be the least costly is chosen; (ii) altering the compensation or fringe benefits of any present or former director, officer or employee of the Company or its Subsidiaries; (iii) granting any severance or termination pay to any present or former director, officer or employee of the Company or its Subsidiaries; (iv) loaning or advancing any money or other property to any present or former director, officer or employee of the Company or its Subsidiaries; (v) establishing, adopting, entering into, amending or terminating any Company Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement; or (vi) paying any bonuses; or

         (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Company Plan, employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Company Plan, employment-related Contract or other employee compensation arrangement.

         The Company will, and will cause the Subsidiaries to, administer each Company Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. The Company will promptly notify Parent in writing of each receipt by the Company or any Subsidiary (and furnish Parent with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Company Plan.

         5.08 CERTAIN RESTRICTIONS. The Company will, and will cause the Subsidiaries to, refrain from:

         (a) amending their certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

         (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of (except in connection with the exercise of Options outstanding on the date hereof), or any Option with respect to, the Company or any Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary;

         (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned by the Company;

         (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

         (e) (i) other than in the ordinary course of the business, entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any of the Officer Employment Agreements, (B) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to SECTION 3.19(a) or (C) any material License; (ii) granting any irrevocable powers of attorney; or (iii) entering into any Contract with a term greater than six months;

         (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Subsidiary or any Contract to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound;

         (g) (i) incurring Indebtedness in an aggregate principal amount exceeding $100,000, or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;

         (h) engaging with any Person in any merger or other business combination;

         (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets which, together with all such other expenditures since December 31, 1999, exceed $100,000;

         (j) making any change in the lines of business in which they participate or are engaged;

         (k) writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice, except as required by GAAP, PROVIDED that Parent is promptly notified of such write-off or write-down; or

         (l) entering into any Contract to do or engage in any of the foregoing.

         5.09 AFFILIATE TRANSACTIONS. Except as set forth in SECTION 5.09 OF THE DISCLOSURE SCHEDULE, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between any Shareholder Party or Affiliate (other than the Company or any Subsidiary) of any Shareholder Party, on the one hand, and the Company or any of the Subsidiaries, on the other, will be paid in full, and the Shareholder Parties will terminate and will cause any such officer, director or Affiliate to terminate each Contract with the Company or any Subsidiary. Prior to the Closing, neither the Company nor any Subsidiary will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to SECTION 3.19(a)(VII) OF THE DISCLOSURE SCHEDULE), with Shareholders or any such Affiliate.

         5.10 NOTICE AND CURE. The Shareholder Parties and the Company will notify Parent in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Parent with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to the Company occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Shareholder Parties or the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of Shareholder Party or the

Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Parent's right to seek indemnity under ARTICLE X.

         5.11 COMPANY EMPLOYEES. (a) The Shareholder Parties and the Company will use their reasonable best efforts to assist Parent to cause any employee of the Company identified by Parent to enter into an employment agreement with the Company.

         (b) The Company will promptly give Parent notice of the receipt on or after the date of this Agreement of any exercise notice from any holder of options granted under the Company Option Plans.

         5.12 FULFILLMENT OF CONDITIONS. The Shareholder Parties and the Company will execute and deliver at the Closing the Operative Agreements to which they are a party, and will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Parent or Merger Sub contained in this Agreement and will not, and will not permit any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VI

                       COVENANTS OF PARENT AND MERGER SUB

         Parent and Merger Sub covenant and agree with the Shareholder Parties and the Company that Parent and Merger Sub will comply with all covenants and provisions of this ARTICLE VI, except to the extent as the Shareholder Parties and the Company may otherwise consent in writing, at all times from and after the date hereof until the Closing.

         6.01 REGULATORY AND OTHER APPROVALS. Parent and Merger Sub will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Parent or Merger Sub to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in SCHEDULES 6.03 and 6.04 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Shareholder Parties, the Company or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with the Shareholder Parties, the Company and the Subsidiaries in connection with the performance of their obligations under SECTIONS 5.01 and 5.02. Parent will provide prompt notification to the Shareholder Parties when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Shareholder

Parties of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         6.02 HSR FILINGS. In addition to and without limiting Parent's and Merger Sub's covenants contained in SECTION 6.01, Parent and Merger Sub will (i) take promptly all actions necessary to make the filings required by Parent, Merger Sub or their Affiliates under the HSR Act and (ii) comply at the earliest practicable date with any request for additional information received by Parent, Merger Sub or their Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act. Parent will cooperate with and assist the Shareholder Parties and the Company in connection with the Shareholder Parties' and the Company's filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

         6.03 NOTICE AND CURE. Parent will notify the Company in writing of, and contemporaneously will provide it with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Parent, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Parent under this Agreement to be breached or that renders or will render untrue any representation or warranty of Parent or Merger Sub contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Shareholder Parties' right to seek indemnity under ARTICLE X.

         6.04 FULFILLMENT OF CONDITIONS. Parent will execute and deliver at the Closing the Operative Agreements, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Shareholder Parties and the Company contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

         6.05 INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) The Parent shall cause the Surviving Corporation and the Subsidiaries to keep in effect provisions in their certificates or articles of incorporation and bylaws providing for exculpation of director liability, advancement of expenses prior to disposition any of any claim, action, suit, proceeding or investigation and indemnification of the present and former officers, directors, employees and agents of the Company, in each case to the fullest extent permitted under the laws of their jurisdictions of incorporation, which provisions shall not be amended except as required by applicable Law or except to make changes permitted by law that would enlarge the right of indemnification of such Persons.

         (b) The provisions of this Section 6.05 shall survive the consummation of the Merger and are expressly intended to benefit each of the Covered Persons.

         6.06 TAX TREATMENT. Each of the Merger Sub and Parent shall take such actions, or refrain from taking such actions, as may reasonably be necessary so that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                                   ARTICLE VII

               CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub hereunder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Parent in its sole discretion):

         7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Shareholder Parties and the Company in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct on and as of such earlier date, except to the extent that the failure of any such representation or warranty to be true and correct as of such dates could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, financial condition or results of operations of the Company and the Subsidiaries taken as a whole. Notwithstanding the foregoing, for purposes of this SECTION 7.01, none of the following shall be considered, either alone or in combination, in determining whether a "material adverse effect" has occurred: (i) conditions affecting the business in which the Company and the Subsidiaries operates generally but do not affect the Company and the Subsidiaries disproportionately,
(ii) any adverse change, event or effect that is caused by conditions affecting the economy of the United States or any region thereof or any foreign country or region generally, (iii) any adverse change, event or effect with respect to the financial or securities markets in the United States and (iv) any adverse change in the Business or Condition of the Company resulting from the announcement of the transactions contemplated hereby.

         7.02 PERFORMANCE. The Shareholder Parties and the Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Shareholder Parties or the Company at or before the Closing.

         7.03 CERTIFICATES. The Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by the President or any Vice President of the Company, substantially in the form and to the effect of EXHIBIT C hereto, and a certificate dated the Closing Date and executed by the Secretary or Assistant Secretary of the Company, substantially in the form and to the effect of EXHIBIT D hereto.

         7.04 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which would reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Parent or Merger Sub, and there shall not be pending on the Closing Date any Action or Proceeding in, by any Governmental or Regulatory Authority which would reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Parent, Merger Sub, the Company, any Subsidiary or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

         7.05 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Parent, Merger Sub, the Company and the Shareholder Parties to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Parent, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred except where such failure would not have a material adverse effect on the transactions contemplated hereby.

         7.06 THIRD PARTY CONSENTS. The consents (or in lieu thereof waivers) listed in SECTION 7.06 OF THE DISCLOSURE SCHEDULE, and all other consents (or in lieu thereof waivers) to the performance by Parent, Merger Sub, the Company and the Shareholder Parties of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Parent, Merger Sub, the Shareholder Parties, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Parent, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except (other than in the case of the consents listed in SECTION 7.06 OF THE DISCLOSURE SCHEDULE) where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Parent, Merger Sub or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Parent or Merger Sub.

         7.07 ESCROW AGREEMENT. The Shareholder Parties and the Escrow Agent shall have entered into the Escrow Agreement.

         7.08 OFFICER EMPLOYMENT AGREEMENT. Each of the Officer Employment Agreements shall remain in full force and effect and shall not have been amended in any respect without Parent's consent, and Ciesinski and at least five of the other individuals listed on ANNEX II hereto shall have affirmed to Parent their intention to commence performance of their obligations under their Officer Employment Agreements.

         7.09 EXISTING SHAREHOLDER PARTY AGREEMENTS. Each of (a) the Securities Exchange Agreement by and among the Company, General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P. and Ceridian, dated as of January 6, 2000, (b) the Stock Purchase Agreement by and among the Company, General Atlantic Partners 60, L.P. and GAP Coinvestment Partners II, L.P., dated as of January 6, 2000,
(c) the Amended and Restated Registration Rights Agreement, among the Company, the General Atlantic Partnerships, Ceridian and Double Diamond, dated as of January 6, 2000, and (d) the Amended and Restated Stockholders Agreement, among the Company, the General Atlantic Partnerships, Ceridian and Double Diamond, dated as of January 6, 2000, shall have been terminated and no longer be of any force or effect, and the parties thereto shall have waived any rights they may have thereunder against the Company or any of the Subsidiaries.

                                  ARTICLE VIII

              CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDER PARTIES
                                 AND THE COMPANY

         The obligations of the Shareholder Parties and the Company hereunder to consummate the transactions' contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Shareholder Parties in their sole discretion):

         8.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Parent and Merger Sub in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct on and as of such earlier date, except to the extent that the failure of any such representation or warranty to be true and correct as of such dates could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, financial condition or results of operations of Parent and its subsidiaries taken as a whole. Notwithstanding the foregoing, for purposes of this SECTION 8.01, none of the following shall be considered, either alone or in combination, in determining whether a "material adverse effect" has occurred: (i) conditions affecting the business in which Parent and its subsidiaries operate generally but do not affect Parent and its subsidiaries disproportionately, (ii) any adverse change, event or effect that is caused by conditions affecting the economy of the United States or any region thereof generally, (iii) any adverse change, event or effect with respect to the financial or securities markets in the United States or (iv) any adverse change resulting from the public announcement of the transactions contemplated hereby.

         8.02 PERFORMANCE. Parent and Merger Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent or Merger Sub at or before the Closing.

         8.03 CERTIFICATES. Parent and Merger Sub each shall have delivered to the Shareholder Parties and the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent and Merger Sub by the President or any Vice President of Parent and Merger Sub, respectively, substantially in the form and to the effect of EXHIBIT E hereto, and certificates, each dated the Closing Date and executed by the Secretary or any Assistant Secretary of Parent and Merger Sub, respectively, substantially in the form and to the effect of EXHIBIT F hereto.

         8.04 REGISTRATION RIGHTS AGREEMENT. Parent shall have executed and delivered to the Shareholder Parties the Registration Rights Agreement.

         8.05 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         8.06 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Shareholder Parties, the Company, Merger Sub and Parent to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

                                   ARTICLE IX

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,

                            COVENANTS AND AGREEMENTS

         9.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Parent (whether or not exercised) to investigate the affairs of the Company and the Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, the Shareholder Parties and Parent have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Shareholders, the Company, Merger Sub and Parent contained in this Agreement will survive the Closing (a) indefinitely with respect to (i) the representations and warranties contained in SECTIONS 3A.06, 3A.07 and 4.10 and (ii) the covenants and agreements contained in SECTIONS 1.07, 6.06, 13.03 and 13.05; (b) until the first anniversary of the Closing Date in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing; or (c) with respect to each other covenant or agreement contained in this Agreement, until 60 days following the last date on which such covenant or agreement is to be performed; PROVIDED that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive if an Indemnity Notice shall have been timely given under ARTICLE X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in ARTICLE X; PROVIDED that each party's sole and exclusive remedy with respect to any such breach of representation, warranty, covenant or agreement shall be pursuant to ARTICLE X hereof and no party shall be entitled to bring any other action with respect thereto, whether considered in law, equity or otherwise, except in the case of fraud.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.01 INDEMNIFICATION. (a) Subject to paragraphs (c) and (d) of this Section and the other Sections of this ARTICLE X and subject to the consummation of the Merger, (i) the Shareholder Parties shall indemnify the Parent Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement. The allocation of Losses among the Shareholder Parties shall be as set forth in the Escrow Agreement.

         (b) Subject to the other Sections of this ARTICLE X, Parent shall indemnify the Shareholder Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Parent or Merger Sub contained in this Agreement.

         (c) No amounts of indemnity shall be payable in the case of a claim by a Parent Indemnified Party under SECTION 10.01(a) arising out of or relating to any breach of representation or warranty unless and until the Parent Indemnified Parties have suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of $415,000 in the aggregate, in which event the Parent Indemnified Parties shall be entitled to claim indemnity for the full amount of such Losses in excess of $415,000; PROVIDED that this paragraph (c) shall not apply to a breach of a representation or warranty contained in SECTIONS 3A.06 or 3A.07.

         (d) Except for claims arising from the breach of any representations contained in SECTION 3A.06 and 3A.07 or in the case of fraud, (i) the amount of any indemnity that become payable after the Closing in the case of a claim by any Parent Indemnified Party under SECTION 10.01(a) shall be paid solely in accordance with the terms of the Escrow Agreement and only to the extent there are Escrow Shares held by the Escrow Agent pursuant to the terms of the Escrow Agreement and (ii) the Parent Indemnified Parties' sole remedy with respect to any claim for indemnification shall be pursuant to the Escrow Agreement and only to the extent of the Escrow Shares.

         (e) If any insurance policy maintained by an Indemnified Party provides coverage against any Loss for which the Indemnified Party may assert a claim for indemnification under this ARTICLE X, the Indemnified Party shall use all commercially reasonable efforts to recover any insurance proceeds to which it is entitled under the terms of that policy in respect of the Loss, and the amount of indemnification payable under this ARTICLE X shall not include that amount of any insurance proceeds actually recovered by the Indemnified Party with respect to such Loss.

         (f) Promptly after receipt by an Indemnified Party of notice of the commencement of any claim or demand asserted by a third party (a "THIRD PARTY CLAIM"), such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party, notify the Indemnifying Party in writing of the commencement thereof, PROVIDED that (i) the omission so to notify the Indemnifying Party will not relieve it from any liability which it may have hereunder unless and except to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses, so long as any such notice shall have been given on or prior to the first anniversary of the Closing Date, and (ii) the omission so to notify the Indemnifying Party will not relieve it from liability which it may have to an Indemnified Party otherwise than on account of this indemnity or in connection with the transactions contemplated under this Agreement. In case any such proceedings are brought against any Indemnified Party and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED that, if the defendants in any such proceedings include both the Indemnified Party and an Indemnifying Party, and the Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnified Party if, in the reasonable judgment of the Indemnified Party,
(x) the Indemnifying Party has a conflicting or contrary defense or position or
(y) the Indemnifying Party fails to adequately assert such defense. Upon receipt of notice from an Indemnifying Party to such Indemnified Party of the Indemnifying Party's election so to assume the defense of such proceedings and approval by the Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party for expenses incurred thereafter by the Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel firm in the jurisdiction in which any proceeding is brought), approved by the Indemnified Parties, representing all the Indemnified Parties who are parties to such proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the proceedings or (iii) the Indemnifying Party has authorized in writing the employment of counsel for the Indemnified Party. The indemnity and reimbursement obligations of an Indemnifying Party hereunder shall be binding upon and inure to the benefit of any successors of the Indemnifying Party and any Indemnified Party. If an Indemnified Party seeks to settle any Third Party Claim and in respect of which Third Party Claim such Indemnified Party might seek indemnity under this SECTION 10.01, then such Indemnified Party shall obtain the prior written consent of the Indemnifying Party to such settlement, which consent shall not be unreasonably withheld.

         (g) In the event of any claim or demand, including Third Party Claims, in respect of which an Indemnified Party might seek indemnity under this SECTION 10.01, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party will notify the Indemnified Party within the 30 day period following its actual receipt of such Indemnity Notice (the "DISPUTE PERIOD") as to whether the Indemnifying Party disputes its liability to the Indemnified Party hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this
SECTION 10.01 and the Indemnifying Party shall pay the amount of such Loss, when it has been finally determined, to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within 60 days following the Indemnified Party's receipt of a written notice from the Indemnifying Party disputing such claim, such dispute shall be finally settled by litigation in a court of competent jurisdiction.

                                   ARTICLE XI

                                   TERMINATION

         11.01 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

         (a) at any time before the Closing, by mutual written agreement of the Shareholder Parties and Parent;

         (b) at any time before the Closing, by the Shareholder Parties or Parent, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within thirty (30) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

         (c) at any time after July 31, 2000 by the Shareholder Parties or Parent upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

         11.02 EFFECT OF TERMINATION. (a) If this Agreement is validly terminated pursuant to SECTION 11.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any Shareholder Party, the Company, Merger Sub or Parent (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in paragraph (b) below and except that the provisions with respect to expenses in SECTION 13.03 and confidentiality in SECTION 13.05 will continue to apply following any such termination.

         (b) Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to SECTION 11.01(b) or
(c), the Company will remain liable to Parent for any willful breach of this Agreement by any Shareholder Party or the Company existing at the time of such termination, and Parent and Merger Sub will remain liable to the Company for any willful breach of this Agreement by Parent or Merger Sub existing at the time of such termination, and the Company or Parent may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                                   ARTICLE XII

                                   DEFINITIONS

         12.01 DEFINITIONS. (a) DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

         "ACQUISITION PROPOSAL" means any proposal for a merger or other business combination to which the Company or any Subsidiary is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary, other than the transactions contemplated by this Agreement.

         "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

         "AFFILIATE" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning 10% or more of the voting securities of another Person shall be deemed to control that Person and with respect to a natural person, any natural person with a familial relationship with such natural person.

         "AGREEMENT" means this Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with SECTIONS 8.03 and 9.03, as the same shall be amended from time to time.

         "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the States of California or New York are authorized or obligated to close.

         "BUSINESS OR CONDITION OF THE COMPANY" means the business, condition (financial or otherwise), Assets and Properties, Liabilities and results of operations of the Company and the Subsidiaries taken as a whole.

         "CASH MERGER PRICE" means the product of (A) the arithmetic average of the closing sales price of a share of Parent Common Stock, as reported in the Nasdaq National Market System for each of the ten (10) Trading Days ending on and including the third Trading Day prior to the Closing Date multiplied by (B) the Conversion Number.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

         "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5.

         "CERIDIAN" has the meaning ascribed to it in the forepart of this Agreement.

         "CERTIFICATES" has the meaning ascribed to it in SECTION 2.03(b).

         "CERTIFICATE OF MERGER" has the meaning ascribed to it in SECTION 1.03.

         "CIESINSKI" has the meaning ascribed to it in the forepart of this Agreement.

         "CLOSING" has the meaning ascribed to it in SECTION 1.02.

         "CLOSING DATE" means (a) the second Business Day after the day on which the waiting period with respect to the parties' filing under the HSR Act has expired or been terminated, or (b) such other date as Parent and the Shareholder Parties mutually agree upon in writing.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMPANY" has the meaning ascribed to it in the forepart of this Agreement.

         "COMPANY COMMON STOCK" has the meaning ascribed to it in the forepart of this Agreement.

         "COMPANY OPTION PLANS" has the meaning ascribed to it in SECTION
2.02(a).

         "COMPANY PLANS" has the meaning ascribed to it in SECTION 3.15(a).

         "COMPANY STOCK OPTION" has the meaning ascribed to it in SECTION
2.02(b).

         "CONSTITUENT CORPORATIONS" has the meaning ascribed to it in SECTION 1.01.

         "CONTROLLED GROUP" has the meaning ascribed to it in SECTION 3.15(c).

         "CONTRACT" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

         "CONVERSION NUMBER" means .2352941.

         "DECEMBER 31 BALANCE SHEET" has the meaning ascribed to it in SECTION 3.09.

         "DGCL" has the meaning ascribed to it in SECTION 1.01.

         "DISCLOSURE SCHEDULE" means the record delivered to Parent by the Company and the Shareholder Parties herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company and the Shareholder Parties pursuant to this Agreement.

         "DISPUTE PERIOD" means the closing of the transactions contemplated by
SECTION 10.01(g).

         "DISSENTING SHARES" has the meaning ascribed to it in SECTION 2.01(d).

         "DOUBLE DIAMOND" has the meaning ascribed to it in the forepart of this Agreement.

         "EFFECTIVE TIME" has the meaning ascribed to it in SECTION 1.03.

         "ENVIRONMENTAL CLAIM" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAW" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any Person who is in the same controlled group of corporations or who is under common control with Shareholder or, before the Closing, the Company or any Subsidiary (within the meaning of Section 414 of the Code).

         "ESCROW AGENT" and "ESCROW AGREEMENT" have the respective meanings ascribed to them in Section 2.03(a).

         "ESCROW SHARES" has the meaning ascribed to it in SECTION 2.03(a).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

         "FEE LIMIT" has the meaning ascribed to it in SECTION 13.03.

         "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         "GENERAL ATLANTIC PARTNERSHIP" and "GENERAL ATLANTIC PARTNERSHIPS" have the meaning ascribed to them in the forepart of this Agreement.

         "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "HAZARDOUS MATERIAL" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

         "HSR ACT" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

         "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

         "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of ARTICLE X, including without limitation a Person asserting a claim pursuant to SECTION 10.01(f).

         "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of ARTICLE X, including without limitation a Person against whom a claim is asserted pursuant to SECTION 10.01(f).

         "INDEMNITY NOTICE" means written notification pursuant to SECTION 10.01(f) of a claim for indemnity under ARTICLE X by an Indemnified Party, specifying the nature of such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

         "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, domain names and domain name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks, domain names and copyrights.

         "INVESTMENT ASSETS" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary.

         "IRS" means the United States Internal Revenue Service.

         "ISSUED SHARES" has the meaning ascribed to it in SECTION 3.04.

         "KNOWLEDGE OF THE COMPANY" or "KNOWN TO THE COMPANY" means the knowledge of any Shareholder Party or any officer or director of the Company or any other Person listed on SECTION 12.01 OF THE DISCLOSURE SCHEDULE.

         "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "LOSS" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) calculated on an after-Tax basis, taking into account any Tax benefit or Tax cost (including any loss of a Tax benefit otherwise available) recognized by the applicable Indemnified Party as a result of the Loss and the indemnification payment.

         "MERGER" has the meaning ascribed to it in the forepart of this Agreement.

         "MERGER SUB" has the meaning ascribed to it in the forepart of this Agreement.

         "MERGER SUB COMMON STOCK" has the meaning ascribed to it in SECTION 2.01(a).

         "NPL" means the National Priorities List under CERCLA.

         "OFFICER EMPLOYMENT AGREEMENTS" has the meaning ascribed to it in the forepart of this Agreement.

         "OPERATIVE AGREEMENTS" means the Escrow Agreement and the Registration Rights Agreement.

         "OPTION" with respect to any Person means any security, right, subscription, warrant, option, or Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

         "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "PARENT" has the meaning ascribed to it in the forepart of this Agreement.

         "PARENT COMMON STOCK" has the meaning ascribed to it in the forepart of this Agreement.

         "PARENT DISCLOSURE LETTER" means the record delivered to the Company and the Shareholder Parties herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Parent pursuant to this Agreement.

         "PARENT FINANCIAL STATEMENTS" has the meaning ascribed to it in SECTION 4.07.

         "PARENT INDEMNIFIED PARTIES" means Parent and its officers, directors, employees, agents and Affiliates.

         "PARENT PREFERRED STOCK" has the meaning ascribed to it in SECTION 4.03(a).

         "PARENT SHARES" has the meaning ascribed to it in SECTION 2.01(c).

         "PARENT SEC REPORTS" has the meaning ascribed to it in SECTION 4.07.

         "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

         "PERMITTED LIEN" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any Subsidiary.

         "PERSON" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning ascribed to it in the forepart of this Agreement.

         "REPRESENTATIVES" has the meaning ascribed to it in SECTION 5.03.

         "RESOLUTION PERIOD" means the period ending 30 days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in an Indemnity Notice.

         "SEC" has the meaning ascribed to it in SECTION 4.07.

         "SECRETARY OF STATE" has the meaning ascribed to it in SECTION 1.03.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SERIES D STOCK" has the meaning ascribed to it in the forepart of this Agreement.

         "SERIES E STOCK" has the meaning ascribed to it in the forepart of this Agreement.

         "SHAREHOLDER" and "SHAREHOLDERS" means any Person, and all Persons, being the record owner of Series D Stock, Series E Stock and Company Common Stock.

         "SHAREHOLDER INDEMNIFIED PARTIES" means any Shareholder Party and its agents and Affiliates.

         "SHAREHOLDER PARTIES" and "SHAREHOLDER PARTY" have the meaning ascribed to them in the forepart of this Agreement.

         "SHARES" has the meaning ascribed to it in the forepart of this Agreement.

         "SUBSIDIARY" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in, or the voting control of, such Person.

         "SURVIVING CORPORATION" has the meaning ascribed to it in SECTION 1.01.

         "SURVIVING CORPORATION COMMON STOCK" has the meaning ascribed to it in
SECTION 2.01(a).

         "TAXES" means any and all federal, state, county, local, foreign or other taxes, charges, imposts, rates, fees, levies or other assessments imposed by any Governmental or Regulatory Authority, including, without limitation, all net income, alternative minimum, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, withholding or other taxes, fees, assessments or other similar charges of any kind whatsoever, together with any interest and penalties (civil or criminal) on or additions to any such taxes.

         "TAX RETURN" means a report, return or other information (including any amendments) required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Company or any Subsidiary.

         "THIRD PARTY CLAIM" has the meaning ascribed to it in SECTION 10.01(f).

         "TRANSFER TAXES" means any sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement.

         "TRADING DATE" means any day for which quotations are available in respect of shares of Parent Common Stock on the Nasdaq National Market System.

         (b) CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary.

Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.01 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to Parent, to:

         HotJobs.com, Ltd.
         24 West 40th Street
         14th Floor
         New York, New York  10018
             Facsimile No.:  (212) 302-9564
             Attn:  David M. Brensilber, Esq.

         with a copy to:

        Milbank, Tweed, Hadley & McCloy LLP
        One Chase Manhattan Plaza
        New York, NY  10005
            Facsimile No.:  (212) 530-5219
            Attn:  Robert S. Reder, Esq.

        If to Company, to:

        Resumix, Inc.,
        890 Ross Drive
        Sunnyvale, California  94089
            Facsimile No.:  (408) 744-3899
            Attn:  Stephen J. Ciesinski
         with a copy to:

         Paul Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York  10019
             Facsimile No.:  (212) 757-3990
             Attn:  Douglas A. Cifu, Esq.

         If to any Shareholder Party, to the address beneath such Shareholder Party's name on ANNEX I hereto,

         with a copy to:

         Paul Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York  10019
             Facsimile No.:  (212) 757-3990
             Attn:  Douglas A. Cifu, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         13.02 ENTIRE AGREEMENT. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         13.03 EXPENSES. In the event that the Merger is consummated, Parent shall pay, or cause to be paid, all documented expenses of the Company and the Subsidiaries incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby, including the fees and expenses of those brokers listed in
SECTION 3A.07 OF THE DISCLOSURE SCHEDULE and the reasonable fees and expenses of the Company's attorneys and accountants, up to a maximum of $500,000 (the "FEE LIMIT"), and the Shareholder Parties shall pay all such expenses in excess of the FEE LIMIT. Except as otherwise expressly provided in this Agreement (including without limitation as provided in SECTION 11.02 and in the first sentence of this SECTION 13.03), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

         13.04 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, the Company, the Shareholder Parties and Parent will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company and the Subsidiaries sell goods or provide services or with whom the Company and the Subsidiaries otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. The Company, the Shareholder Parties and Parent will jointly prepare a press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

         13.05 CONFIDENTIALITY. Each party hereto will hold, and will use its best efforts to cause its Affiliates and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative) unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; PROVIDED that following the Closing the foregoing restrictions will not apply to Parent's use of documents and information concerning the Company and the Subsidiaries furnished by the Company or the Shareholder Parties hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly (and in no event later than five Business Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

         13.06 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         13.07 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         13.08 NO THIRD PARTY BENEFICIARY. Subject SECTION 6.05 hereof, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under ARTICLE X.

         13.09 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Parent may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under ARTICLE X) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein or (ii) any post-Closing parent of all of the issued and outstanding stock of the Company or a substantial part of its assets, but no such assignment referred to in clause (i) or (ii) shall relieve Parent of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         13.10 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         13.11 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         13.12 GOVERNING LAW. Except to the extent that the provisions of the DGCL are mandatorily applicable to any of the transactions contemplated by this Agreement, this Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         13.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has duly executed and delivered this Agreement, or caused this Agreement to be executed and delivered by its officers thereunto, as of the date first above written.


                                 HOTJOBS.COM, LTD.

                                 By: /s/ Richard S. Johnson
                                    -------------------------------------
                                    Name:  Richard S. Johnson
                                    Title: President and Chief Executive Officer

                                 RESUMIX ACQUISITION CORP.

                                 By: /s/ Richard S. Johnson
                                    -------------------------------------
                                    Name:  Richard S. Johnson
                                    Title: President

                                 RESUMIX INC.

                                 By: /s/ Stephen J. Ciesinski
                                    -------------------------------------
                                    Name:  Stephen J. Ciesinski
                                    Title: President and CEO

                                 DOUBLE DIAMOND ASSOCIATES, LLC

                                 By: /s/ Stephen J. Ciesinski
                                    -------------------------------------
                                    Name:  Stephen J. Ciesinski
                                    Title:

                                    /s/ Stephen J. Ciesinski
                                    -------------------------------------
                                        STEPHEN J. CIESINSKI

                                 CERIDIAN CORPORATION

                                 By:   /s/ A. Reid Shaw
                                    -------------------------------------
                                    Name:  A. Reid Shaw
                                    Title: VP and Asst. Sec.

                                 GENERAL ATLANTIC PARTNERS 48, L.P.

                                 By: General Atlantic Partners, LLC,
                                     its general partner

                                     By: /s/ David C. Hodgson
                                        ----------------------------------
                                        Name:  David C. Hodgson
                                        Title: A Managing Member

                                 GAP COINVESTMENT PARTNERS, L.P.

                                 By: /s/ David C. Hodgson
                                    -----------------------------------------
                                    Name:  David C. Hodgson
                                    Title: A General Partner

                                 GENERAL ATLANTIC PARTNERS 60, L.P.

                                 By: General Atlantic Partners, LLC,
                                     its general partner

                                     By: /s/ David C. Hodgson
                                        ----------------------------------
                                        Name:  David C. Hodgson
                                        Title: A Managing Member

                                 GAP COINVESTMENT PARTNERS II, L.P.

                                 By: /s/ David C. Hodgson
                                    ------------------------------------------
                                    Name:  David C. Hodgson
                                    Title: A General Partner

ANNEX I

NAME                                             COMMON           SERIES D             SERIES E             CONVERSION
                                                 SHARES          PREFERRED            PREFERRED                 NUMBER
                                                                     STOCK                STOCK

Ceridian Corporaiton                                100                               6,715,000               0.2352941
[Address]
General Atlantic Partners 48, L.P.                                                    4,925,134               0.2352941
[Address]
GAP Coinvestment Partners, L.P.                                                         939,866               0.2352941
[Address]
General Atlantic Partners 60, L.P.                                  701,686                                   0.2352941
[Address]
GAP Coinvestment Partners II, L.P.                                  148,314                                   0.2352941
[Address]
Double Diamond LLC                            1,450,000                                                       0.2352941
[Address]
Ciesinski, Stephen J.                           250,000                                                       0.2352941
[Address]

TOTAL # SHARES                                1,700,100             850,000          12,580,000


NAME                                    HOTJOBS.COM           ESCROW
                                      COMMON SHARES           SHARES
                                     TO BE RECEIVED

Ceridian Corporaiton                   1,580,023             159,459
[Address]
General Atlantic Partners 48, L.P.     1,158,854             116,954
[Address]
GAP Coinvestment Partners, L.P.          221,144              22,318
[Address]
General Atlantic Partners 60, L.P.       165,102              16,662
[Address]
GAP Coinvestment Partners II, L.P.        34,897               3,521
[Address]
Double Diamond LLC                       341,176              34,432
[Address]
Ciesinski, Stephen J.                     58,823               5,936
[Address]
Total # Shares                         3,560,019             359,282

                                    ANNEX II

                  PERSONS SIGNING OFFICER EMPLOYMENT AGREEMENTS

                              Stephen J. Ciesinski
                                William R. Stein
                                    Dick Eaton
                               Dennis K. Fukuyama
                               George E. Phillips
                                 Jennifer Pearce
                                 Mark A. Vieler
                                 Eric J. Winner

                                                                       EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                            dated as of May __, 2000

                                  by and among

                                HOTJOBS.COM, LTD.

                                       and

                  THE SHAREHOLDERS LISTED ON SCHEDULE I HERETO

                                TABLE OF CONTENTS

         THIS TABLE OF CONTENTS IS NOT PART OF THE REGISTRATION RIGHTS AGREEMENT TO WHICH IT IS ATTACHED BUT IS INSERTED FOR CONVENIENCE ONLY.

                                                                                                               Page
                                                                                                                No.
                                                                                                               ----
1.       Registration of Registrable Securities...................................................................1
         (a)  Filing of Shelf Registration Statement..............................................................1
         (b)  Registration Expenses...............................................................................1

2.       Registration Procedures..................................................................................1

3.       Holdback Agreement.......................................................................................4

4.       Indemnification..........................................................................................4
         (a)  Indemnification by the Company......................................................................4
         (b)  Indemnification by the Shareholders.................................................................5
         (c)  Notices of Claims, etc..............................................................................5
         (d)  Contribution........................................................................................6
         (e)  Other Indemnification...............................................................................7
         (f)  Indemnification Payments............................................................................7

5.       Covenants Relating to Rule 144...........................................................................7

6.       Other Registration Rights................................................................................7
         (a)  No Existing Agreements..............................................................................7
         (b)  Future Agreements...................................................................................7
         (c)  Resumix Agreements..................................................................................8

7.       Definitions..............................................................................................8

8.       Miscellaneous............................................................................................9
         (a)  Notices.............................................................................................9
         (b)  Entire Agreement...................................................................................10
         (c)  Amendment..........................................................................................11
         (d)  Waiver.............................................................................................11
         (e)  No Third Party Beneficiary.........................................................................11
         (f)  No Assignment; Binding Effect......................................................................11
         (g)  Headings...........................................................................................11
         (h)  Invalid Provisions.................................................................................11
         (i)  Remedies; Legal Expenses...........................................................................11
         (j)  Governing Law......................................................................................12
         (k)  Counterparts.......................................................................................12

         This REGISTRATION RIGHTS AGREEMENT dated as of May __, 2000 is made and entered by and among HotJobs.com, Ltd., a Delaware corporation (the "COMPANY"), and the shareholders listed on SCHEDULE I hereto (collectively, the "SHAREHOLDERS" and each individually, a "SHAREHOLDER"). Capitalized terms not otherwise defined herein have the meanings set forth in SECTION 7.

         WHEREAS, the Company, Resumix Acquisition Corp., a Delaware corporation wholly owned by the Company ("RAC"), Resumix, Inc., a Delaware corporation ("RESUMIX"), and the Shareholders have entered into an Agreement and Plan of Merger dated as of April 25, 2000, (the "MERGER AGREEMENT"), pursuant to which, on the date hereof, RAC is merging with and into Resumix and Resumix is becoming a wholly-owned subsidiary of the Company; and

         WHEREAS, as a condition to the Shareholders' willingness to enter into the Merger Agreement, the Company has agreed to enter into this Registration Rights Agreement providing for the Company's registration for sale of Registrable Securities to be acquired by the Shareholders pursuant to the Merger Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Registration Rights Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. REGISTRATION OF REGISTRABLE SECURITIES. (a) FILING OF SHELF REGISTRATION STATEMENT. The Company shall prepare and file with the Commission, on or prior to August 31, 2000, and use its reasonable best efforts to cause to be declared effective as soon as practicable after the date of the filing, a registration statement on Form S-3 (or any other appropriate form if a registration of the Registrable Securities for resale by the Shareholders on Form S-3 is not available) under the Securities Act registering the Registrable Securities. Such registration statement shall provide for the offering and sale of such Registrable Securities to or through dealers, directly to one or more other purchasers, through brokers and agents or through a combination of any such methods of sale, including but not limited to a bulk sale to a brokerage firm, but not pursuant to an underwritten Public Offering.

         (b) REGISTRATION EXPENSES. The Company will pay all Registration Expenses incurred in connection with a registration of Registrable Securities pursuant to PARAGRAPH (A) above.

         2. REGISTRATION PROCEDURES. In connection with its obligations under
SECTION 1 to effect the registration and sale of the Registrable Securities, the Company shall:

              (a) prepare and file with the Commission such amendments and supplements to the shelf registration statement filed pursuant to SECTION 1 and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof on a continuous basis in accordance with Rule 415 promulgated under the Securities Act, until the earlier of (i) two (2) years following the date of the Closing (plus a number of days equal to any period during which Shareholders are not permitted to engage in sales of Registrable Securities pursuant to SECTION 3) and (ii) such time as there are no shares of Common Stock outstanding which constitute Registrable Securities;

              (b) promptly notify the Shareholders:

                    i. when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                    ii. of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                    iii. of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

                    iv. of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

              (c) furnish to the Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act, and such other documents, as the Shareholders may reasonably request to facilitate the disposition of the Registrable Securities covered by such registration statement;

              (d) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Shareholders shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Shareholders to consummate the disposition in such jurisdictions of their Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

              (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Shareholders to consummate the disposition of such Registrable Securities;

              (f) promptly notify the Shareholders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of the Shareholders promptly prepare and furnish to the Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the effectiveness of such registration statement shall be extended equitably to permit complete disposition of the Registrable Securities;

              (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

              (h) make available for inspection by the Shareholders and any attorney, accountant or other agent retained by the Shareholders (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; PROVIDED that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public;

              (i) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

              (j) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

         In the event of the issuance of any stop order suspending the effectiveness of the registration statement which includes Registrable Securities, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts to promptly obtain the withdrawal of such order.

         The Company may require the Shareholders to furnish the Company with such information and affidavits regarding the Shareholders and the distribution of their Registrable Securities as the Company may from time to time reasonably request in writing in connection with such registration.

         The Shareholders agree, by acquisition of such Registrable Securities, that upon receipt of any notice from the Company of the happening of any event of the kind described in PARAGRAPH (f), the Shareholders will forthwith discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until their receipt of the copies of the supplemented or amended prospectus contemplated by PARAGRAPH (f) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in their possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         3. HOLDBACK AGREEMENT. In the case of an underwritten Public Offering by the Company in which shares of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) are being offered for the account of the Company and each of the Company's officers, directors and 5% stockholders agree to identical agreements as set forth in this Section 3 with respect to such Public Offering, unless the Managing Underwriter otherwise agrees, each Shareholder, by acquisition of its Registrable Securities, agrees not to effect any public sale or distribution (including a sale under Rule 144) of such securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the ninety (90) days after the effective date of any registration statement filed by the Company in connection with such Public Offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration); PROVIDED that the restrictions contained in this Section shall not apply (i) prior to the later of (A) December 31, 2000 or (B) the date 90 days following the date that the registration statement which registers the Registrable Securities is declared effective by the Commission (extended by any period referred to in SECTION 2(f) in which the Shareholders are restricted from selling) or (ii) to any Shareholder owning Registrable Securities representing less than 1% of the outstanding shares of Common Stock.

         4. INDEMNIFICATION. (a) INDEMNIFICATION BY THE COMPANY. The Company shall, to the full extent permitted by law, indemnify and hold harmless each Shareholder, its officers, directors, partners and affiliates, and each other Person, if any, who controls such Shareholder within the meaning of the Securities Act (each an "INDEMNIFIED PERSON"), against any losses, claims, damages, expenses or liabilities, joint or several (together, "LOSSES"), to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the shelf registration statement filed pursuant to SECTION 1(a), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such Indemnified Person for all reasonable legal or any other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); PROVIDED that the Company shall not be liable in any such case to any Indemnified Person to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Indemnified Person specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person, and shall survive the transfer of such securities by the Shareholders.

         (b) INDEMNIFICATION BY THE SHAREHOLDERS. Each Shareholder, as a condition to including Registrable Securities in the shelf registration statement filed pursuant to SECTION 1(a), shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Shareholder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED that no Shareholder shall be liable under this paragraph for any amount in excess of the net proceeds to such Shareholder of the Registrable Securities sold by it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by any such Shareholder.

         (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding PARAGRAPH (a) OR (b) of this SECTION 4, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, PROVIDED that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this
SECTION 4, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; PROVIDED that the Indemnified Party may participate in such defense at the Indemnified Party's expense. If (i) the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, (ii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently the claim within twenty (20) days after receiving notice from the Indemnified Party that the Indemnified Party believes it has failed to do so, (iii) the Indemnified Party who is the defendant in any action which is also brought against the Indemnifying Party reasonably shall have concluded that there shall be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or (iv) representation by both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction except to the extent any Indemnified Party reasonably shall have concluded that there may be legal defenses available to such Indemnified Party which are not available to other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any reasonable expenses therefor. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. The indemnification provided for under this Registration Rights Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

         (d) CONTRIBUTION. If the indemnity and reimbursement obligation provided for in any paragraph of this SECTION 4 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations, including the relative benefits received in connection with the transaction. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any

Loss which is the subject of this paragraph. Notwithstanding anything to the contrary contained herein, no Shareholder shall be liable under this paragraph for any amount in excess of the net proceeds to such Shareholder of the Registrable Securities sold by it.

         No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

         (e) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this SECTION 4 (with appropriate modifications) shall be given by the Company and the Shareholders with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this SECTION 4 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

         (f) INDEMNIFICATION PAYMENTS. The indemnification required by this
SECTION 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

         5. COVENANTS RELATING TO RULE 144. The Company will, for a period of up to two (2) years following the date of the Closing, file reports in compliance with the Exchange Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and will take such other actions and furnish the Shareholders with such other information as the Shareholders may reasonably request to the extent necessary to permit the Shareholders to sell the Registrable Securities pursuant to Rule 144.

         6. OTHER REGISTRATION RIGHTS. (a) NO EXISTING AGREEMENTS. The Company represents and warrants to the Shareholders that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction that would conflict or be inconsistent with any provision of this Registration Rights Agreement.

         (b) FUTURE AGREEMENTS. The Company shall not hereafter agree with the holders of any securities issued or to be issued by the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction that would conflict or be inconsistent with any provision of this Registration Rights Agreement. Nothing contained in this Registration Rights Agreement is meant to explicitly or implicitly restrict the Company from granting to any such holder priority with respect to registration rights over any shares issued to the Shareholders.

         (c) RESUMIX AGREEMENTS. The Shareholders represent and warrant to the Company that they have terminated any and all agreements relating to the registration of their shares of Resumix capital stock.

         7. DEFINITIONS. (a) Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Registration Rights Agreement:

         "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

         "CLOSING" has the meaning ascribed to it in the Merger Agreement.

         "COMMISSION" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

         "COMMON STOCK" means shares of common stock, par value $.01 per share, of the Company, as constituted on the date hereof, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

         "COMPANY" has the meaning ascribed to it in the preamble.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "INDEMNIFIED PARTY" means any party referred to in SECTION 4 as being entitled to indemnity in accordance with such Section.

         "INDEMNIFYING PARTY" means a party obligated to provide indemnity in accordance with SECTION 4.

         "INSPECTORS" has the meaning ascribed to it in SECTION 2(i).

         "LOSSES" has the meaning ascribed to it in SECTION 4(a).

         "MANAGING UNDERWRITER" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

         "MERGER AGREEMENT" has the meaning ascribed to it in the preamble.

         "NASD" means the National Association of Securities Dealers.

         "PERSON" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

         "PUBLIC OFFERING" means any offering of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act (other than on Forms S-4 or S-8 or any successor forms thereto).

         "RECORDS" has the meaning ascribed to it in SECTION 2(i).

         "REGISTRABLE SECURITIES" means (i) the shares of Common Stock received by the Shareholders pursuant to ARTICLE II of the Merger Agreement, and (ii) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of such shares, or acquired by way of any rights offering or similar offering made in respect of such shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

         "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with its obligations under this Registration Rights Agreement to effect the registration of Registrable Securities pursuant to
SECTION 1(a), including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of legal counsel retained by the Company to act for the Company and of the Company's independent public accountants; BUT EXCLUDING transfer taxes, if any, in respect of Registrable Securities and the fees and disbursements of any legal counsel, accountant, Inspector or other representative retained by any Shareholder to act exclusively for such Shareholder, which shall be payable by the Shareholders.

         "REGISTRATION RIGHTS AGREEMENT" means this Registration Rights Agreement, as the same shall be amended from time to time.

         "RULE 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHAREHOLDERS" has the meaning ascribed to it in the preamble.

         (b) Unless the context of this Registration Rights Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Registration Rights Agreement; and (iv) the term "Section" refers to the specified Section of this Registration Rights Agreement. Whenever this Registration Rights Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

         8. MISCELLANEOUS. (a) NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed by certified or registered mail, return receipt requested, to the parties at the following addresses or facsimile numbers:

          If to the Shareholders, to the addresses set forth on SCHEDULE I hereto with a copy to:

          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, New York 10019-6064
          Facsimile: 212-757-3990
          Attn: Douglas A. Cifu, Esq.

          If to the Company, to:

          HotJobs.com, Ltd.
          24 West 40th Street, 14th Floor
          New York, New York 10018
          Facsimile No.:  (212) 944-8962
          Attn:  David M. Brensilber, Esq.

          with a copy to:

          Milbank, Tweed, Hadley & McCloy LLP
          1 Chase Manhattan Plaza
          New York, New York  10005
          Facsimile No.:  (212) 530-5219
          Attn:  Robert S. Reder, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt if received on a Business Day during normal business hours, and if not then received, on the next Business Day, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         (b) ENTIRE AGREEMENT. This Registration Rights Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         (c) AMENDMENT. This Registration Rights Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of the Company and the Shareholders.

         (d) WAIVER. Any term or condition of this Registration Rights Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Registration Rights Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Registration Rights Agreement on any future occasion.

         (e) NO THIRD PARTY BENEFICIARY. The terms and provisions of this Registration Rights Agreement are intended solely for the benefit of each party hereto and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under SECTION 4.

         (f) NO ASSIGNMENT; BINDING EFFECT. Neither this Registration Rights Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, PROVIDED that each Shareholder may assign its rights hereunder to such Shareholder's successors, heirs or legal representatives. Subject to the foregoing, this Registration Rights Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         (g) HEADINGS. The headings used in this Registration Rights Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         (h) INVALID PROVISIONS. If any provision of this Registration Rights Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Registration Rights Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Registration Rights Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Registration Rights Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         (i) REMEDIES; LEGAL EXPENSES. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Registration Rights Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

         Damages in the event of breach of this Registration Rights Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and the Shareholders each hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity which such party may have.

         The parties hereto agree that, in the event that any party to this Registration Rights Agreement shall bring any legal action or proceeding to enforce or to seek damages or other relief arising from an alleged breach of any term or provision of this Registration Rights Agreement by the other party, the prevailing party in any such action or proceeding shall be entitled to an award of, and the other party to such action or proceeding shall pay, the reasonable fees and expenses of legal counsel to the prevailing party.

         (j) GOVERNING LAW. This Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         (k) COUNTERPARTS. This Registration Rights Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                       HOTJOBS.COM, LTD.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       DOUBLE DIAMOND ASSOCIATES, LLC

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       ----------------------------------------
                                       STEPHEN J. CIESINSKI

                                       CERIDIAN CORPORATION

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       GENERAL ATLANTIC PARTNERS 48, L.P.

                                       By: General Atlantic Partners, LLC,
                                           its general partner

                                           By:
                                              ---------------------------------
                                               Name:
                                               Title:

                                       GAP COINVESTMENT PARTNERS, L.P.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       GENERAL ATLANTIC PARTNERS 60, L.P.

                                       By: General Atlantic Partners, LLC,
                                           its general partner

                                           By:
                                              ---------------------------------
                                               Name:
                                               Title:

                                       GAP COINVESTMENT PARTNERS II, L.P.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                      SCHEDULE I

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of May __, 2000, among HotJobs.com, Ltd., a Delaware corporation ("PARENT"), the individuals and entities listed on SCHEDULE I hereto (each, a "SHAREHOLDER" and together, the "SHAREHOLDERS"), and _____________, as escrow agent (the "ESCROW AGENT").

         WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to an Agreement and Plan of Merger dated as of April 25, 2000 (the "MERGER AGREEMENT"; capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement) among Parent, Resumix Acquisition Corp., a Delaware corporation, Resumix, Inc., a Delaware corporation ("RESUMIX"), and the Shareholders, Parent is issuing to the Shareholders shares of common stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK") and Resumix is becoming a wholly-owned subsidiary of Parent;

         WHEREAS, the Merger Agreement provides that Parent, the Shareholders and the Escrow Agent enter into this Agreement and that the Shareholders deposit with the Escrow Agent a portion of the shares of Parent Common Stock received by them on the date hereof pursuant to the Merger Agreement in order to provide a fund for indemnity payments that the Shareholders become obligated to make to the Indemnified Parties as and to the extent provided in Article X of the Merger Agreement; and

         WHEREAS, the Shareholders have appointed General Atlantic Partners 60, L.P. as their representative to give and receive all notices to be given to and received by the Shareholders under SECTION 5 of this Agreement (the "REPRESENTATIVE");

         NOW, THEREFORE, Parent, the Shareholders and the Escrow Agent hereby agree as follows:

         1. APPOINTMENT OF THE ESCROW AGENT; DEPOSIT OF ESCROW SHARES. The Shareholders and Parent hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt of an executed copy of the Merger Agreement and this Agreement and of a certificate from each Shareholder with duly endorsed stock powers attached, representing the number of shares of Parent Common Stock set forth opposite such Shareholder's name on SCHEDULE 1 hereto (such shares being referred to herein collectively as the "ESCROW SHARES").

         2. HOLDING OF THE ESCROW SHARES. The Escrow Agent shall hold each Shareholder's Escrow Shares in escrow in the separate account maintained for the benefit of such

Shareholder and Parent. The Escrow Shares shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement. The Escrow Shares or any proceeds thereof shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of any of the Shareholders or of Parent owing to the Escrow Agent in any capacity.

         3. DIVIDENDS AND OTHER DISTRIBUTIONS. The Escrow Agent shall, upon receipt thereof, deposit any dividends or other distributions made in respect of any Shareholder's Escrow Shares in a separate account of the Escrow Agent maintained for such Shareholder for such purpose (which account will, in the case of cash dividends or other cash distributions, be an interest-bearing account). In the event that the Escrow Shares are exchanged for any other securities and/or cash or other property by reason of a merger, consolidation, recapitalization, reorganization or similar corporate transaction, such securities and/or cash or other property shall be substituted for the Escrow Shares for purposes of this Agreement, and the parties shall agree to such equitable adjustments in the provisions of this Agreement as may be necessary to give effect to this sentence.

         4. VOTING. Prior to the Termination Date, the Escrow Agent will vote the Escrow Shares as directed by the respective Shareholders in writing and will execute any written consents to stockholder action or proxies as directed in writing by the respective Shareholders. In the absence of such written direction, the Escrow Agent shall not vote the Escrow Shares for any purpose and will not execute any consents to stockholder action or proxies.

         5. CLAIMS FOR INDEMNITY.

         (a) Concurrently with the delivery of an Indemnity Notice under the Merger Agreement, Parent will deliver to the Escrow Agent a certificate in substantially the form of ANNEX I attached hereto (a "CERTIFICATE OF INSTRUCTION"). No Certificate of Instruction may be delivered by Parent after the close of business on the business day immediately preceding the Termination Date. The Escrow Agent shall give written notice to the Shareholders of its receipt of a Certificate of Instruction not later than the second business day next following receipt thereof, together with a copy of such Certificate of Instruction.

         (b) If the Escrow Agent (i) shall not, within thirty (30) calendar days following its receipt of a Certificate of Instruction (the "OBJECTION PERIOD"), have received from the Shareholders a certificate in substantially the form of ANNEX II attached hereto (an "OBJECTION CERTIFICATE") disputing their obligation to pay the Owed Amount referred to in such Certificate of Instruction, or (ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter have received either (A) a certificate from Parent and the Shareholders substantially in the form of ANNEX III attached hereto (a "RESOLUTION CERTIFICATE") stating that Parent and the Shareholders have agreed that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties or (B) a copy of a final, nonappealable order of a court of competent jurisdiction (accompanied by a certificate of Parent substantially in the form of ANNEX IV attached hereto (a "LITIGATION CERTIFICATE")) stating that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties by the Shareholders, then the Escrow Agent shall, on the second business day next following (A) the expiration of the Objection Period or (B) the Escrow Agent's receipt of a Resolution Certificate or a Litigation Certificate, as the case may be, deliver to Parent from each Shareholder's portion of the Escrow Shares (pro rata in accordance with paragraph (g) of this SECTION 5 hereto) a certificate or certificates evidencing in the aggregate that number of whole Escrow Shares (ignoring fractions), equal to the quotient obtained by dividing (x) the Owed Amount (or, if such Resolution Certificate or Litigation Certificate specifies that a lesser amount than such Owed Amount is payable, such lesser amount) by
(y) the Per Share Price (as hereinafter defined), calculated as of the date of the Litigation Certificate or the Resolution Certificate, as applicable, or if no Objection Certificate is received, the Certificate of Instruction. For purposes of this Agreement:

              (A) "PER SHARE PRICE" as of any date, shall mean the arithmetic average of the closing sales price of a share of Parent Common Stock, as reported in the NASDAQ National Market System ("NMS") or any other exchange or quotation system on which the shares of Parent Common Stock are then listed or quoted, on each of the ten (10) Trading Days ending on and including the second Trading Day prior to such date; and

              (B) "TRADING DAY" shall mean any day for which quotations are available in respect of shares of Parent Common Stock on the NMS.

         (c) The Escrow Agent shall give written notice to Parent of its receipt of an Objection Certificate not later than the second business day next following receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall give written notice to the Shareholders of its receipt of a Litigation Certificate not later than the second business day next following receipt thereof, together with a copy of such Litigation Certificate.

         (d) Upon the payment by the Escrow Agent of the Owed Amount referred to in a Certificate of Instruction, such Certificate of Instruction shall be deemed canceled. Upon the receipt by the Escrow Agent of a Resolution Certificate or a Litigation Certificate and the payment by the Escrow Agent of the Owed Amount referred to therein, the related Certificate of Instruction shall be deemed canceled.

         (e) Upon Parent's determination that it has no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction (or a specified portion thereof), Parent will promptly deliver to the Escrow Agent a certificate substantially in the form of ANNEX V attached hereto (a "PARENT CANCELLATION CERTIFICATE") canceling such Certificate of Instruction (or such specified portion thereof, as the case may be), and such Certificate of Instruction (or portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to the Shareholders of its receipt of a Parent Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Parent Cancellation Certificate.

         (f) Upon receipt of a final nonappealable order of a court of competent jurisdiction stating that none of the Owed Amount referred to in a Certificate of Instruction as to which the Shareholders delivered an Objection Certificate within the Objection Period is payable to any Indemnified Party by the Shareholders, the Shareholders may deliver a copy of such order (accompanied by a certificate of the Shareholders substantially in the form of ANNEX VI attached hereto (a "SHAREHOLDER CANCELLATION CERTIFICATE")) canceling such Certificate of Instruction, and such Certificate of Instruction shall thereupon be deemed canceled. The Escrow Agent shall give written notice to Parent of its receipt of a Shareholder Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Shareholder Cancellation Certificate.

         (g) To the extent that the Escrow Agent is required to deliver Escrow Shares to Parent hereunder, it shall obtain such shares from the escrow accounts maintained for the Shareholders on a PRO RATA basis based on the respective ownership of Escrow Shares set forth on SCHEDULE I hereto. Parent shall cause the transfer agent for the Parent Common Stock to cooperate with the Escrow Agent in providing replacement stock certificates for shares of Parent Common Stock in substitution for those held by the Escrow Agent in order to enable the Escrow Agent to make the distributions of Escrow Shares required under this Agreement.

         (h) No certificate shall be delivered pursuant to this SECTION 5 unless it shall have been prepared in good faith by the party delivering such certificate and represent a bona fide notice for purposes of this Agreement.

         6. RELEASE OF ESCROW SHARES. The Escrow Agent shall on May __, 2001 (the "TERMINATION DATE") deliver to each Shareholder any dividends or other distributions received pursuant to SECTION 3 and a certificate or certificates evidencing the remaining number of such Shareholder's Escrow Shares, if any, less that number of Escrow Shares as shall represent (at the Per Share Price, calculated as of the date of receipt by the Escrow Agent of the Certificate of Instruction) any amounts designated in Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been canceled in accordance with paragraph (d), (e) or (f) of SECTION 5. At such time on or following the Termination Date as all Certificates of Instruction received by the Escrow Agent prior to the Termination Date have been canceled in accordance with paragraph (d), (e) or (f) of SECTION 5, the Escrow Agent shall promptly deliver to each Shareholder the certificate or certificates evidencing such Shareholder's remaining Escrow Shares, if any, and this Agreement (other than SECTIONS 7, 8 and 9) shall automatically terminate.

         7. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance herewith, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

              (i) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document (including any such certification, notice, direction, request, waiver, consent, receipt or other document delivered by the Representative pursuant to SECTION 5 of this Agreement purportedly on behalf of the Shareholders) that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

              (ii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by him, or for any mistake in fact or law, or for anything that he may do or refrain from doing in connection herewith; PROVIDED, HOWEVER, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence or breach of this Agreement;

              (iii) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

              (iv) in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in escrow until the Escrow Agent shall be directed otherwise in writing by each party hereto or by a final, nonappealable order of a court of competent jurisdiction; PROVIDED, HOWEVER, in the event that the Escrow Agent has not received such written direction or court order within one hundred eighty (180) calendar days after requesting the same, the Escrow Agent shall have the right to interplead Parent and the Shareholders in any court of competent jurisdiction and request that such court determine his rights and duties hereunder; and

              (v) the Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New York, and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

         8. COOPERATION. Parent and the Shareholders shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

         9. FEES AND EXPENSES; INDEMNITY. Parent shall pay the fees of the Escrow Agent for its services hereunder as and when billed by the Escrow Agent, and each shall reimburse and indemnify the Escrow Agent for, and hold the Escrow Agent harmless against any loss, damages, cost or expense, including but not limited to attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement; PROVIDED that notwithstanding the foregoing, Parent shall not be required to indemnify the Escrow Agent for any such loss, liability, cost or expense arising as a result of the Escrow Agent's willful misconduct or gross negligence or breach of this Agreement.

         10. RESIGNATION AND REMOVAL OF THE ESCROW AGENT.

         (a) The Escrow Agent may resign as such not less than thirty (30) calendar days following the giving of prior written notice thereof to the Shareholders and Parent. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by the Shareholders and Parent and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the Escrow Shares and any dividends and other distributions received in respect thereof and not previously distributed to Parent or the Shareholders, together with earnings thereon, if any, to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Shares as such successor may reasonably request.

         (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because the Shareholders and Parent are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent (which shall be a depositary institution or trust company with offices in New York, New York having combined capital and surplus of at least $100 million) and any such resulting appointment shall be binding upon all of the parties to this Agreement.

         (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section of its agreement to serve as escrow agent hereunder and the receipt of the Escrow Shares and dividends and other distributions received in respect thereof and not previously distributed to Parent or the Shareholders, together with earnings thereon, if any, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause (ii) of SECTION 7, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

         11. NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed by certified or registered mail, return receipt requested, to the parties at the following addresses or facsimile numbers:

             If to Parent, to:

             HotJobs.com, Ltd.
             24 West 40th Street
             14th Floor
             New York, NY  10018
             Facsimile No.:  (212) 944-8962
             Attn:  David Brensilber, Esq.

             with a copy to:

             Milbank, Tweed, Hadley & McCloy LLP
             1 Chase Manhattan Plaza
             New York, New York  10005
             Facsimile No.:  (212) 530-5219
             Attn:  Robert S. Reder, Esq.

             If to any Shareholder, to the Representative, to:

             General Atlantic Partners 60, L.P.
             c/o General Atlantic Service Corp.
             3 Pickwick Lane
             Greewich, CT 06830
             Facsimile No.:  203-618-9207
             Attn:  Mathew Nimetz

             with a copy to:

             Paul, Weiss, Rifkind, Wharton & Garrison
             1285 Avenue of the Americas
             New York, NY  10019-6064
             Facsimile No.: (212) 757-3990
             Attn:  Douglas A. Cifu, Esq.

             If to the Escrow Agent, to:

             [__________________]
             [__________________]
             [__________________]
             Facsimile No.:  [__________________]
             Attn:  [__________________]

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt if received on a business day during normal business hours, and if not then received, on the next business day, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         12. AMENDMENTS, ETC. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Parent and the Shareholders and, with respect to any amendment that would adversely affect the

Escrow Agent, the Escrow Agent. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         14. BUSINESS DAY. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

         15. MISCELLANEOUS. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       HOTJOBS.COM, LTD.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       DOUBLE DIAMOND ASSOCIATES, LLC

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title: Trustee

                                       ----------------------------------------
                                       STEPHEN J. CIESINSKI

                                       CERIDIAN CORPORATION

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       GENERAL ATLANTIC PARTNERS 48, L.P.

                                       By: General Atlantic Partners, LLC,
                                           its general partner

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                       GAP COINVESTMENT PARTNERS, L.P.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       GENERAL ATLANTIC PARTNERS 60, L.P.

                                       By: General Atlantic Partners, LLC,
                                           its general partner

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                       GAP COINVESTMENT PARTNERS II, L.P.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       [ESCROW AGENT]

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                      SCHEDULE I

SHAREHOLDER                              NUMBER OF ESCROW SHARES

                                                                         ANNEX I

                           CERTIFICATE OF INSTRUCTION

                                       TO

                            [----------------------],

                                 AS ESCROW AGENT

         The undersigned, HotJobs.com, Ltd., a Delaware corporation ("PARENT"), pursuant to Section 5(a) of the Escrow Agreement dated as of May __, 2000 among Parent, the other individuals and entities signatory thereto (collectively, the "SHAREHOLDERS") and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

              (a) certifies that (i) Parent or another Indemnified Party has sent to the Shareholders an Indemnity Notice (as such term is defined in the Merger Agreement), a copy of which is attached hereto, and (ii) the amount of $___________ (the "OWED AMOUNT") is payable to the Indemnified Parties by the Shareholders pursuant to Section 12.01 of the Merger Agreement by reason of the matter described in such Indemnity Notice;

              (b) certifies that the Indemnity Notice has been rendered by Parent in good faith and that the Shareholders and the Escrow Agent may rely on such good faith determination; and

              (c) instructs you to deliver to Parent certificates evidencing in the aggregate that number of whole Escrow Shares (ignoring fractions), valued at the Per Share Price, equal to the Owed Amount (i) within two business days following the expiration of the Objection Period, unless you receive an Objection Certificate from the Shareholders prior to the expiration of the Objection Period or (ii) if you receive an Objection Certificate within the Objection Period, within two business days following your receipt of a Resolution Certificate or an Arbitration Certificate.

                                       HOTJOBS.COM, LTD.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Dated:____________, ____

                                                                        ANNEX II

                              OBJECTION CERTIFICATE

                                       TO

                             [--------------------],

                                 AS ESCROW AGENT

         The undersigned, [__________________________], acting in its capacity as the Representative pursuant to Section 5(b) of the Escrow Agreement dated as of May __, 2000 among HotJobs.com, Ltd., a Delaware corporation ("PARENT"), the other individuals and entities signatory thereto (collectively, the "SHAREHOLDERS") and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

              (a) disputes that the Owed Amount referred to in the Certificate of Instruction dated _________, ____ is payable to the Indemnified Parties by the Shareholders pursuant to Section 12.01 of the Merger Agreement;

              (b) certifies that the undersigned has sent to Parent a written statement dated ___________, ____, a copy of which is attached hereto, disputing the liability of the Shareholders to the Indemnified Parties for the Owed Amount;

              (c) objects to your making payment to Parent as provided in such Certificate of Instruction; and

              (d) certifies that this Objection Certificate is being rendered by the Shareholders in good faith and that Parent and the Escrow Agent may rely on such good faith determination.

                                       --------------------------------
                                              [Representative]

Dated: _____________, ____

                                                                       ANNEX III

                             RESOLUTION CERTIFICATE

                                       TO

                           [-----------------------],

                                 AS ESCROW AGENT

         The undersigned, HotJobs.com, Ltd., a Delaware corporation ("PARENT"), and [________________________], acting in its capacity as the Representative pursuant to Section 5(b) of the Escrow Agreement dated as of May __, 2000 among Parent, the other individuals and entities signatory thereto (collectively, the "SHAREHOLDERS") and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

              (a) certify that (i) Parent and the Shareholders have resolved their dispute as to the matter described in the Certificate of Instruction dated __________, ____ and the related Objection Certificate dated ___________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates is $______________;

              (b) instruct you to deliver to Parent certificates evidencing in the aggregate that number of whole Escrow Shares (ignoring fractions), valued at the Per Share Price, equal to the Owed Amount referred to in clause (ii) of paragraph (a) above within two business days following your receipt of this Certificate;

              (c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable by the Shareholders to the Indemnified Parties and such Certificate of Instruction is hereby canceled; and

              (d) certify that this Resolution Certificate is being rendered by Parent and the Shareholders in good faith and that the Escrow Agent may rely on such good faith determination.

                                       HOTJOBS.COM, LTD.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                          -------------------------------
                                                  [Representative]

Dated:______________, ____

                                                                        ANNEX IV

                             LITIGATION CERTIFICATE

                                       TO

                             [--------------------],

                                 AS ESCROW AGENT

         The undersigned, HotJobs.com, Ltd., a Delaware corporation ("PARENT"), pursuant to Section 5(b) of the Escrow Agreement dated as of May __, 2000 among Parent, the other individuals and entities signatory thereto (collectively, the "SHAREHOLDERS") and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

              (a) certifies that (i) attached hereto is a final, nonappealable order of a court of competent jurisdiction resolving the dispute between Parent and the Shareholders as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates, as provided in such order, is $______________;

              (b) instructs you to deliver to Parent certificates evidencing in the aggregate that number of whole Escrow Shares (ignoring fractions), valued at the Per Share Price, equal to the Owed Amount referred to in clause (ii) of paragraph (a) above, within two business days following your receipt of this Certificate;

              (c) agrees that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable by the Shareholders to the Indemnified Parties and such Certificate of Instruction is hereby canceled; and

              (d) certifies that this Litigation Certificate is being rendered by Parent in good faith and that Parent and the Shareholders and the Escrow Agent may rely on such good faith determination.

                                       HOTJOBS.COM, LTD.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Dated:______________, ____

                                                                         ANNEX V

                         PARENT CANCELLATION CERTIFICATE

                                       TO

                             [-------------------],

                                 AS ESCROW AGENT

         The undersigned, HotJobs.com, Ltd., a Delaware corporation ("PARENT"), pursuant to Section 5(e) of the Escrow Agreement dated as of May __, 2000 among Parent, the other individuals and entities signatory thereto (collectively, the "SHAREHOLDERS") and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

              (a) certifies that (i) it hereby releases its claim against the Shareholders with respect to [all] [specify portion] of the Owed Amount designated in the Certificate of Instruction dated _____________, ____ and
     (ii) as a result the Owed Amount with respect to such Certificate of Instruction is $__________;

              (b) agrees that such Certificate of Instruction is, to the extent released as provided in clause (i) of paragraph (a) above, canceled; and

              (c) certifies that this Parent Cancellation Certificate is being rendered by Parent in good faith and that Parent and the Shareholders and the Escrow Agent may rely on such good faith determination.

                                       HOTJOBS.COM, LTD.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Dated:______________, ____

                                                                        ANNEX VI

                      SHAREHOLDER CANCELLATION CERTIFICATE

                                       TO

                           [-----------------------],

                                 AS ESCROW AGENT

         The undersigned, [___________________], acting in its capacity as Representative pursuant to Section 5(f) of the Escrow Agreement dated as of May __, 2000 among HotJobs.com, Ltd., a Delaware corporation ("PARENT"), the other individuals and entities signatory thereto (collectively, the "SHAREHOLDERS") and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby certifies that (i) attached hereto is a final, nonappealable order of a court of competent jurisdiction resolving the dispute between Parent and the Shareholders as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____, (ii) as provided in such order, there is no Owed Amount with respect to the matter described in such Certificate, and (iii) certifies that this Shareholder Cancellation Certificate is being rendered by the Shareholders in good faith and that Parent and the Escrow Agent may rely on such good faith determination.

                                             -----------------------------
                                                    [Representative]

Dated: _____________, ____

                                                                       EXHIBIT C

                                  RESUMIX, INC.

                              OFFICER'S CERTIFICATE

         Resumix, Inc., a Delaware corporation (the "COMPANY"), pursuant to
SECTION 7.03 of the Merger Agreement dated as of April __, 2000 by and among HotJobs.com, Ltd., Resumix Acquisition Corp., the Company, Ceridian Corporation, General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 60, L.P., GAP Coinvestment Partners II, L.P., Double Diamond Associates, LLC and Stephen J. Ciesinski (the "MERGER AGREEMENT"; capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement) HEREBY CERTIFIES that:

         (1) Each of the representations and warranties made by the Company in the Merger Agreement (other than those made as of a specified date earlier than the Closing Date) is true and correct, on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date is true and correct on and as of such earlier date, except to the extent that the failure of any such representation or warranty to be true and correct as of such date could not, individually or in the aggregate, be reasonably expected to have a material adverse effect (as such term is limited in SECTION 7.03 of the Merger Agreement) on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole..

         (2) Each of the agreements, covenants and obligations required by the Merger Agreement to be performed or complied with by the Company at or before the Closing has been duly performed or complied with in all material respects.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf by the undersigned on and as of the __ day of May __, 2000.

                                       RESUMIX, INC.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT D

                                  RESUMIX, INC.

                             SECRETARY'S CERTIFICATE

         I, _________, Secretary of Resumix, Inc., a Delaware corporation (the "COMPANY"), pursuant to SECTION 8.03 of the Merger Agreement dated as of April __, 2000 by and among HotJobs.com, Ltd., Resumix Acquisition Corp., the Company, Ceridian Corporation, General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 60, L.P., GAP Coinvestment Partners II, L.P., Double Diamond Associates, LLC and Stephen J. Ciesinski (the "MERGER AGREEMENT"; capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement), DO HEREBY CERTIFY on behalf of the Company as follows:

         (1) Attached hereto as EXHIBIT A is a true, complete and correct copy of the Restated Certificate of Incorporation of the Company and all amendments thereto (as so amended, the "CERTIFICATE OF INCORPORATION"), and no amendment to the Certificate of Incorporation has been authorized or become effective since the date of the last of such amendments, no amendment or other document relating to or affecting the Certificate of Incorporation has been filed in the office of the Secretary of State of the State of Delaware since such date and no action has been taken by the Company, its shareholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company.

         (2) Attached hereto as EXHIBIT B is a true, complete and correct copy of the By-Laws of the Company as in full force and effect on the date hereof and at all times since August 13, 1998.

         (3) Attached hereto as EXHIBIT C is a true, complete and correct copy of resolutions adopted by the Board of Directors of the Company with respect to the Merger Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of the Company on __________, ____, at which a quorum was present and acting throughout. All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of the Company or any committee thereof relating to the Merger Agreement and such Operative Agreements and the transactions contemplated thereby.

         (4) Each of the following named individuals is a duly elected or appointed, qualified and acting officer of the Company who holds, and at all times since April __, 2000 has held, the offices set opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:


[Name]            [Title]           ______________________________

[Name]            [Title]           ______________________________

[Name]            [Title]           ______________________________

[Name]            [Title]           ______________________________

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf by the undersigned on and as of the __ day of May __, 2000.

                                       RESUMIX, INC.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

         I, __________, [title of officer] of the Company, DO HEREBY CERTIFY on behalf of the Company that __________ is the duly elected or appointed, qualified and acting Secretary of the Company, and the signature set forth above is the genuine signature of such officer.


                                          -------------------------------------
                                          Name:
                                          Title:

May __, 2000

                                                                       EXHIBIT E

                                HOTJOBS.COM, LTD.

                              OFFICER'S CERTIFICATE

         HotJobs.com, Ltd., a Delaware corporation ("Parent"), pursuant to
SECTION 8.03 of the Merger Agreement dated as of April __, 2000 by and among Parent, Resumix Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB"), Resumix, Inc., Ceridian Corporation, General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 60, L.P., GAP Coinvestment Partners II, L.P., Double Diamond Associates, LLC and Stephen J. Ciesinski (the "MERGER AGREEMENT"; capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement), HEREBY CERTIFIES that:

         (1) Each of the representations and warranties made by Parent and Merger Sub in the Merger Agreement (other than those made as of a specified date earlier than the Closing Date) is true and correct, on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date is true and correct on and as of such earlier date, except to the extent that the failure of any such representation or warranty to be true and correct as of such date could not, individually or in the aggregate, be reasonably expected to have a material adverse effect (as such term is limited in SECTION 8.03 of the Merger Agreement) on the business, operations, financial condition or results of operations of Parent and its subsidiaries taken as a whole.

         (2) Each of the agreements, covenants and obligations required by the Merger Agreement to be performed or complied with by Parent at or before the Closing has been duly performed or complied with in all material respects.

         IN WITNESS WHEREOF, Parent has caused this Certificate to be executed on its behalf by the undersigned on and as of the __ day of May, 2000.

                                       HOTJOBS.COM, LTD.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT F

                                HOTJOBS.COM, LTD.

                             SECRETARY'S CERTIFICATE

         I, __________, Secretary of HotJobs.com, Ltd., a Delaware corporation ("PARENT"), pursuant to SECTION 8.03 of the Merger Agreement dated as of April,__ 2000 by and among Parent, Resumix Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), Resumix, Inc., Ceridian Corporation, General Atlantic Partners 48, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 60, L.P., GAP Coinvestment Partners II, L.P., Double Diamond Associates, LLC and Stephen J. Ciesinski (the "MERGER AGREEMENT"), DO HEREBY CERTIFY on behalf of Parent as follows:

         (1) Attached hereto as EXHIBIT A is a true, complete and correct copy of resolutions adopted by the Board of Directors of Parent with respect to the Merger Agreement and the Operative Agreements to which it is a party and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of Parent on __________, ____, at which a quorum was present and acting throughout. All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of Parent or any committee thereof relating to the Merger Agreement and such Operative Agreements and the transactions contemplated thereby.

         (2) Each of the following named individuals is a duly elected or appointed, qualified and acting officer of Parent who holds, and at all times since April __, 2000 has held, the office set opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:

[Name]            [Title]           ________________________________

[Name]            [Title]           ________________________________

[Name]            [Title]           ________________________________

[Name]            [Title]           ________________________________


         IN WITNESS WHEREOF, Parent has caused this Certificate to be executed on its behalf by the undersigned on and as of the ____ day of _____________, __.


                                       HOTJOBS.COM, LTD.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

         I, __________, [title of officer] of Parent, DO HEREBY CERTIFY on behalf of Parent that __________ is the duly elected or appointed, qualified and acting Secretary of Parent, and the signature set forth above is the genuine signature of such officer.


                                          -------------------------------------
                                          Name:
                                          Title:

May __, 2000